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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material Pursuant to §240.14a-12

Cano Petroleum, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cano Petroleum, Inc.
Burnett Plaza
801 Cherry St., Suite 3200
Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Friday, January 9, 2009
Time:	10:00 a.m. C.S.T.
Place:	Fort Worth Club 306 West 7th Street, Fort Worth, Texas 76102
Purpose:	To elect members of the Board of Directors, whose terms are described in the proxy statement.
To approve the Cano Petroleum, Inc. 2008 Annual Incentive Plan
To ratify the selection of Hein & Associates LLP as Cano's independent registered public accounting firm for the year ending June 30, 2009.
To conduct other business properly raised before the meeting and any adjournment or postponements of the meeting.
Record Date:	You may vote if you were a stockholder of record of our common stock or Series D Convertible Preferred Stock on November 26, 2008.
Proxy Voting:
Your vote is important. You may vote in one of the following ways: (1) in person at the meeting, (2) by signing, dating and returning your proxy card in the enclosed postage-paid envelope, (3) via the Internet pursuant to the instructions included on the enclosed proxy card, (4) via telephone pursuant to the instructions on the enclosed proxy card, or (5) for shares registered in the name of a brokerage firm or bank, shares may be voted as outlined in the voting instruction form provided by the brokerage firms, banks or nominees.

On behalf of the Board of Directors

/s/ PHILLIP FEINER PHILLIP FEINER Corporate Secretary

Fort Worth, Texas
December 3, 2008

 PROXY STATEMENT

        Your proxy is being solicited by the Board of Directors of Cano Petroleum, Inc., a Delaware corporation, for use at the Annual Meeting of the Stockholders. The Annual Meeting will be held on Friday, January 9, 2009, at 10:00 a.m. C.S.T., at the Fort Worth Club, 306 West 7th Street, Fort Worth, Texas 76102. This proxy statement and the accompanying proxy card contain information about the items you will vote on at the Annual Meeting. We will begin mailing these documents to stockholders on or about December 8, 2008.

FREQUENTLY ASKED QUESTIONS AND ANSWERS

What is the purpose of the annual meeting?

        At the Annual Meeting, stockholders will vote upon the matters described in the accompanying notice of meeting. Although the Board of Directors knows of no other business to come before the Annual Meeting, the persons named in the proxy card intend to vote on any such new matters in accordance with their best judgment. Adjournments and postponements of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock and the Series D Convertible Preferred Stock representing a majority of the vote present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting.

Why am I receiving this Proxy Statement?

        You are receiving this proxy statement and the enclosed proxy card because you owned shares of common stock or Series D Convertible Preferred Stock of Cano Petroleum, Inc. on November 26, 2008, the record date. This Proxy Statement describes the proposals on which you, as a stockholder, may vote. It also gives you information on these proposals and certain other information in order that you may make an informed decision.

What does it mean if I receive more than one proxy card?

        If your shares are registered differently and are in more than one account, you will receive more than one proxy card. If you hold shares through someone else, such as a bank or broker, you may also receive material from them asking how you want to vote. Please sign and return all proxy cards to be certain that all your shares are voted. You may wish to consider consolidating as many accounts as possible under the same name and address. We recommend that you contact your broker and/or Cano's transfer agent, Interwest Transfer Company, at 1-801-272-9294 to assist you in combining multiple accounts that you may have.

Who may vote and how many votes do I have?

        You may vote in person at the Annual Meeting, or vote by proxy, if you owned shares of Cano's common stock or Series D Convertible Preferred Stock at the close of business on the record date, November 26, 2008. Each share of common stock that you owned or, with respect to the Series D Convertible Preferred Stock, each share of common stock into which your Series D Convertible Preferred Stock may be converted (subject to the restrictions contained in the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock) on the record date entitles you to one vote on each proposal that is voted on by the stockholders. On the record date, there were 46,078,518 shares of common stock outstanding and entitled to vote and 43,474 shares of Series D Convertible Preferred Stock outstanding and entitled to vote which were convertible into 8,422,225 shares of our common stock for an aggregate total number of voting shares of 54,500,743.

How do I vote before the meeting?

        You have several ways that you may vote before the meeting, as explained in the detailed instructions on your proxy card. In summary:

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  By mail by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided with this proxy statement;

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  Via the Internet pursuant to the instructions included on the enclosed proxy card;

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  Via telephone pursuant to the instructions included on the enclosed proxy card; or

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  For shares registered in the name of a brokerage firm or bank, shares may be voted as outlined in the voting instruction form provided by the brokerage firms, banks or nominees.

How does the Board of Directors recommend that I vote?

        The Board of Directors recommends that you vote your shares "FOR" each of the nominees for director and for each of the other items on the accompanying notice of meeting.

Can I vote at the Annual Meeting?

        Shares registered directly in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held in street name may be voted in person if you obtain a legal proxy from the broker or nominee that held your shares on the record date giving you the right to vote the shares. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting, even if you have previously voted by proxy, by revoking your proxy.

Will my shares be voted if I do not sign and return my proxy card?

        If your shares are registered in your name and you do not sign and return your proxy card nor attend the meeting in person, your shares will not be voted.

        If your shares are held in "street name," your broker may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers' shares on some routine matters, such as the uncontested election of directors and approval of auditors. If you do not provide instructions to your broker on how to vote your shares, your broker may either vote your shares on routine matters or leave your shares unvoted.

        If a brokerage firm that is entitled to vote your shares leaves those shares unvoted, it is called a "broker nonvote." A brokerage firm cannot vote customers' shares on nonroutine matters without instructions from you. You may have granted your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your broker. If nonroutine matters are to be voted on and you hold your shares in street name and you do not authorize your broker to vote on your behalf, you must obtain a legal proxy from your stockbroker in order to vote at the Annual Meeting. We encourage you to provide instructions to your broker. This ensures your shares will be voted at the meeting.

Can I change my mind after I have voted?

        You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the Annual Meeting by:

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  Completing, signing and returning another proxy card that is dated after the date of your earlier proxy card. Only the latest proxy card will be counted.

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  Sending a written notice to our Corporate Secretary that you are revoking your proxy. Such notice must be received prior to the Annual Meeting.

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  Attending the Annual Meeting and voting in person.

        If you do not properly revoke your proxy, the previously submitted properly executed proxy will be voted as you specified in your earlier proxy.

What is the effect of signing and returning my proxy card?

        When you sign and return the proxy card, you appoint S. Jeffrey Johnson and Benjamin Daitch as your representatives at the Annual Meeting. Messrs. Johnson and Daitch will vote your shares at the Annual Meeting as you have instructed them on your proxy card. In this way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance of the Annual Meeting just in case your plans change. Subject to the limitations set forth above, you may vote in person at the Annual Meeting, even if you have already sent in your proxy card.

        If you sign and return your proxy card, but do not indicate on the proxy card how you want your votes cast, Messrs. Johnson and Daitch will vote your shares FOR all of the nominees for director and FOR each of the items on the accompanying notice of meeting.

How will votes be counted?

        We will appoint one or more inspectors of election to act at the Annual Meeting and to make a written report on the voting. Prior to the Annual Meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the Annual Meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast (i) for or withheld with respect to each nominee for director, (ii) for, against or abstaining with respect to the approval of the Cano Petroleum, Inc. 2008 Annual Incentive Plan, (iii) for, against or abstaining with respect to the ratification of Hein & Associates LLP as Cano's independent registered public accounting firm and (iv) for each other matter as may properly come before the Annual Meeting or any adjournment thereof.

How many votes are needed to hold the Annual Meeting and properly conduct business?

        In order to hold the Annual Meeting and properly conduct business, a quorum, or a majority of the shares entitled to vote as of November 26, 2008, must be present at the meeting. Shares will be counted as present at the meeting if the stockholder is either present in person at the meeting or has properly submitted a proxy card.

        Broker nonvotes and other shares that are present but abstain from voting, or do not vote, are counted for purposes of determining the presence of a quorum.

How many votes are needed to elect directors?

        The seven nominees receiving the highest number of "FOR" votes will be elected as directors. Cumulative voting is not permitted. You may vote "FOR" all seven of the nominees or you may "WITHHOLD AUTHORITY" to vote for a particular nominee or nominees. Unless you mark "WITHHOLD AUTHORITY" to vote for a particular nominee or nominees, your proxy will be voted "FOR" each of the seven director nominees named in this proxy statement. Abstentions and broker non-votes will not be counted for this purpose.

Do the Directors attend the Annual Meeting?

        It is our policy that all directors attend our Annual Meetings, and all directors, subject to illness or an unavoidable schedule conflict, are expected to attend the Annual Meeting. Last year, all of our directors at such time attended our Annual Meeting.

How many votes are required to approve other matters that may come before the stockholders at the meeting?

        With regard to the approval of the Cano Petroleum, Inc. 2008 Annual Incentive Plan, Section 162(m) of the Internal Revenue Code requires the affirmative votes of a majority of the votes cast in person or by proxy at the Annual Meeting. With regard to the ratification of Hein & Associates LLP as Cano's independent registered public accounting firm, the affirmative vote of a majority of the voting shares present in person or by proxy at the Annual Meeting and entitled to vote is required. Abstentions are counted as votes cast or entitled to vote, and therefore have the same effect as votes cast against the approval of any of these items. Broker non-votes are not considered to be votes cast and entitled to vote, and have the effect of reducing the total number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which a majority is calculated.

How many shares can be voted at the Annual Meeting?

        As of the record date, there were 46,078,518 shares of common stock outstanding and 43,474 shares of Series D Convertible Preferred Stock outstanding, convertible into 8,422,225 shares of common stock, for a total aggregate number of voting shares of 54,500,743. Each outstanding share of common stock outstanding or into which the Series D Preferred Stock may be converted entitles the holder to one vote on all matters covered in this proxy statement.

Who pays for the solicitation of proxies?

        Cano will pay the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. Cano has retained Broadridge Financial Solutions, Inc. to distribute broker search cards and to distribute this proxy statement, the attached form of proxy card and the 2008 Annual Report, for a fee of less than $7,500. Additionally, we may use our officers and employees to solicit proxies in person or by telephone, facsimile, electronic media or similar means (any officers or employees soliciting proxies will not receive any extra compensation for their efforts).

What should I do if I have questions about the Annual Meeting or the proxy?

        If you have questions about the Annual Meeting or your proxy, please contact Phillip Feiner, Vice President, General Counsel and Corporate Secretary, Burnett Plaza, 801 Cherry St., Suite 3200, Fort Worth, Texas 76102, phone number 1-877-698-0900.

 BUSINESS OF THE MEETING

        There are three matters being presented for consideration by the stockholders at the Annual meeting.

Proposal 1: ELECTION OF DIRECTORS

General

        Cano's Bylaws provide that at each annual meeting of stockholders, the directors be elected by a plurality vote (cumulative voting is not permitted) for a term of one (1) year and such directors shall hold office until their successors are elected and qualified.

        All of the existing directors are standing for election to the Board of Directors, were recommended for nomination by the Nominating and Corporate Governance Committee and were approved for nomination by the Board of Directors. In addition, Garrett Smith is standing for election. Mr. Smith was recommended for consideration by Carlson Capital, L.P., which, together with its affiliates, beneficially owned 12.2% of our common stock as of November 24, 2008. Mr. Smith is not an affiliate of Carlson Capital, L.P. His nomination was recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

        Each nominee has consented to being named as a nominee and to serve, if elected. While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more are unable to do so, the proxies will be voted for substitute nominees selected by our Board of Directors.

INFORMATION WITH RESPECT TO NOMINEES

        The following sets forth certain information with respect to director nominees, including the current board members and Mr. Smith.

Nominees for Director

S. Jeffrey Johnson (age 43)	Chief Executive Officer and Chairman of the Board of Directors. Mr. Johnson was appointed Chief Executive Officer on May 28, 2004 and Chairman on June 25, 2004. Prior to joining Cano, Mr. Johnson served as the Chief Executive Officer of Cano Energy Corporation from 2001 through 2004, and he served as the Chief Executive Officer of Scope Operating Company from 1997 through 2004.
Randall Boyd (age 51)
Director. Mr. Boyd was appointed to our Board of Directors on October 25, 2004. Mr. Boyd began his career with IBM in 1979 and served in various capacities, including sales, market forecasting/pricing and industry strategy. He joined Sky Chefs in 1989 and left the company in 2003. In 2001, he was appointed CEO of the Americas Regions, member of the Global Executive Board and Global Executive Vice President of Marketing and Sales of Sky Chefs. Since 2004, he has been Executive Producer of the television production "Honey Hole" and has been president of R.C. Boyd Enterprises, LLC, the owner of the television production.

Donald W. Niemiec (age 62)	Director. Mr. Niemiec was appointed to our Board of Directors on March 2, 2007. From 1982 to 2000, Mr. Niemiec was employed in various capacities by Union Pacific Resources Group, Inc., including President of Union Pacific Fuels, Inc. and Vice President, Marketing & Corporate Development. From 2000 to the present, he has served as President of WR Energy, LLC, a strategic consulting company for the energy industry.
Robert L. Gaudin (age 58)
Director. Mr. Gaudin was appointed to our Board of Directors on March 2, 2007. Mr. Gaudin maintains over thirty years of exploration and land management experience in the oil and gas industry and since 1998 has been the owner of Grande Energy Company and is also an owner of Holland Acquisitions and Extra Energy in Fort Worth, Texas. Mr. Gaudin is an active member in oil and gas industry associations, including the Society of Petroleum Engineers, the American Association of Petroleum Geologists and the American Association of Petroleum Landmen.
William O. Powell III (age 61)
Director. Mr. Powell was appointed to our Board of Directors on March 12, 2007. From May 1974 to June 2002, Mr. Powell held various positions, including Worldwide Engagement Leader-Partner with PricewaterhouseCoopers, focusing on energy companies. From October 2003 to March 2004, Mr. Powell was the Vice President and Chief Accounting Officer for La Quinta Corporation and served as Senior Vice President/Chief Financial Officer and Treasurer of ABS Group of Companies from March 2005 to December 2006. Mr. Powell is a Certified Public Accountant.
Garrett Smith (age 47)
Nominee. Mr. Smith is a nominee for election to our Board of Directors. Mr. Smith founded the Spinnerhawk Companies and certain affiliates, which make private investments in the energy, real estate and health care industries, in February 2005. Before forming Spinnerhawk, Mr. Smith served as a member of the Investment Committee at BP Capital, a private investment firm that focuses on investments in the energy sectors, from December 2001 to December 2004. He was also the portfolio manager of the BP Capital Energy Equity Fund, which he co-founded with T. Boone Pickens in 2000. Previously, Mr. Smith was Chief Financial Officer and Executive Vice President of Pioneer Natural Resources. Pioneer is the corporate successor to Mesa Petroleum Corporation. Mr. Smith currently serves as a member of the board of directors of The Hallwood Group Incorporated, an integrated textile company with certain oil and gas investments, and Pacific Energy Resources Limited, an independent oil and gas company.

David W. Wehlmann (age 50)	Director. Mr. Wehlmann was elected to our Board of Directors at our Annual Meeting of Stockholders on December 12, 2007. He joined Grey Wolf Inc., a leading provider of oil and gas land drilling services in the United States in July 1996 as Vice President and Controller. In February 1998, he was promoted to Senior Vice President, Chief Financial Officer and Secretary and in March 2003 was promoted to Executive Vice President. Prior to joining Grey Wolf Inc, Mr. Wehlmann was Vice President and Chief Accounting Officer of EnerVest Management Company, L.C., a privately-held oil and gas property acquisition and management company. Mr. Wehlmann was Controller of Convest Energy Corporation, a publicly traded oil and gas exploration and production company, from April 1991 until November 1994. Mr. Wehlmann is a Certified Public Accountant.

        The Board of Directors recommends a vote FOR the election of the foregoing nominees as the Board of Directors of Cano.

Vote Required

        The foregoing seven nominees shall be elected to Cano's Board of Directors by a plurality of the shares of Cano's common stock and Cano's Series D Convertible Preferred Stock voting on an as converted basis with the common stock, present in person or represented by proxy, and entitled to be voted at the meeting.

Proposal 2: APPROVAL OF THE CANO PETROLEUM, INC. 2008 ANNUAL INCENTIVE PLAN

        On February 15, 2008, the Board of Directors adopted, subject to stockholder approval, the Cano Petroleum, Inc. 2008 Annual Incentive Plan and amended it for technical changes on October 20, 2008 (hereinafter called the "Plan"). The Plan provides for the granting of awards of incentive compensation that may be paid to a participant upon satisfaction of specified Performance Goals (as defined below) for a particular Performance Period (as described below). The Plan is intended to advance the interests of Cano and its stockholders by (i) providing certain employees of Cano and its subsidiaries incentive compensation which is tied to the achievement of pre-established and objective Performance Goals, (ii) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and maintain employees who have outstanding skills and abilities and who achieve superior performance, and (iii) fostering accountability and teamwork. The Plan is intended to provide participants with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and should be construed to the extent possible as providing for remuneration which is "performance-based" compensation within the meaning of Section 162(m) of the Code and the treasury regulations thereunder. In order for Cano not to be subject to the deduction limitation rules for compensation under the Code, the Plan must be approved by its stockholders.

        It is the judgment of the Board of Directors that the Plan is in the best interest of Cano and its stockholders.

Description of the Plan

        The following description summarizes the material features of the Plan; it is not intended to be a complete description and is qualified in its entirety by reference to the actual text of the Plan, which is attached to this proxy statement as Appendix A.

         Effective Date and Expiration.    The Plan became effective on February 15, 2008, and subject to and conditioned upon stockholder approval of the Plan, the Plan will remain in effect until it is terminated by the Board of Directors or the members of the Board of Directors who are "non-employee" directors as defined under Section 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" as defined under Section 162(m) of the Code (the "Plan Committee").

         Administration.    The Plan will be administered by the Plan Committee, which has full authority to (i) designate the employees who are eligible to participate in the Plan; (ii) establish the Performance Goals and achievement levels for each participant; and (iii) establish and certify the achievement of the Performance Goals. With respect to "Covered Employees" (generally, an individual employed by Cano who, on the last day of the taxable year, either is Cano's principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer)), any decision concerning the awarding of incentive compensation will be made exclusively by the members of the Plan Committee who are at that time "outside" directors, as that term is used in Section 162(m) of the Code and the treasury regulations thereunder. Any interpretation, determination, or other action made or taken by the Plan Committee, in good faith, shall not be subject to review by anyone, and shall be final, binding, and conclusive on all interested parties.

         Eligibility.    For each period selected by the Plan Committee for payment of incentive compensation, referred to as a "Performance Period" (a Performance Period may coincide with the fiscal year of Cano or may be for a period that is longer or shorter than a fiscal year), the Plan Committee will select the particular employees to whom incentive compensation may be awarded. With respect to Covered Employees, the Plan Committee must make its determination within the first ninety (90) days of the Performance Period (and in the case of a Performance Period less than a fiscal year, such determinations will be made no later than the date on which 25% of the Performance Period has elapsed). To the extent permitted by the Plan Committee, employees who participate in the Plan may also participate in other incentive or benefit plans of Cano or any subsidiary. Senior management of each business unit of Cano will recommend to the Plan Committee, in accordance with the time periods described above, the employees of such business unit to be eligible to receive awards under the Plan; provided that, the Plan Committee will consider, but will not be bound by such recommendations.

         Determination of Performance Goals.    No later than the ninetieth (90th) day of the Performance Period (and in the case of a Performance Period less than a fiscal year, such determinations will be made no later than the date on which 25% of the Performance Period has elapsed), the Plan Committee must approve and deliver to the Chief Executive Office a written report setting forth: (i) the "Business Unit Performance Goals" (as described below) and the "Company Performance Goals" (as described below) (collectively referred to herein as "Performance Goals") for the Performance Period; (ii) the threshold, target, and maximum achievement levels for Business Unit Performance Goals and Company Performance Goals for the Performance Period; (iii) with respect to each participant, incentive compensation for achievement of threshold, target and maximum achievement levels and the relative weighting of each Performance Goal in determining the participant's incentive compensation; and (iv) a schedule setting forth the payout opportunity for threshold, target and maximum achievement levels.

         Categories of Business Unit and Company Performance Goals.    The Business Unit Performance Goals established by the Plan Committee for any Performance Period may differ among participants and business units. For each participant or business unit, the Business Unit Performance Goals will be based on the performance of the business unit. Performance criteria for a business unit will be related to the achievement of financial and operating objectives of the business unit, including such factors as: earnings (either in aggregate or on a per-share basis); net income; operating income; operating profit; cash flow; stockholder returns/including return on assets, investment, invested capital, and equity, (including income applicable to common stockholders or other class of stockholders); return measures (including return on assets, equity, or invested capital); earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA); gross revenues; share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time); reduction in expense levels in each case, where applicable, determined either on a company-wide basis or in respect of any one or more subsidiaries or business units thereof; economic value; market share; annual net income to common stock; earnings per share; annual cash flow provided by operations; changes in annual revenue; strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; operational performance measures tied to refining including production volumes, refinery downtimes, environmental compliance, safety and accident rates, and refining margins; operational measures tied to exploration and production including changes in proven reserves, finding and development costs, drilling costs, lifting costs, and exploration costs; operational measures tied to marketing and retail operations including sales volume increases, sales volume increases per existing retail store, retail margins, special product volumes, and increases in specific product volumes; and operating and maintenance cost management.

        The Company Performance Goals established by the Plan Committee for any Performance Period will relate to the achievement of predetermined financial and operating objectives for Cano and its subsidiaries on a consolidated basis, including the factors listed above, as applied to Cano and its subsidiaries on a consolidated basis. The Company Performance Goals may be established either on an absolute or on a per share basis reflecting dilution of shares as the Plan Committee deems appropriate and, if the Plan Committee so determines, net of or including cash dividends. The Company Performance Goals may also be established on a relative basis as compared to the performance of a published or special index deemed applicable by the Plan Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies deemed by the Plan Committee to be comparable to Cano.

         Certification and Level of Achievement.    Within ten (10) days after the receipt of an independent auditor's report on Cano's financial statements for a Performance Period or other accounting finalizing Cano's financial results for any Performance Period, the senior management of Cano and each business unit will report to the Plan Committee the extent to which Business Unit Performance Goals and Company Performance Goals were achieved for the Performance Period. As soon as practicable following the finalization of Cano's financial statements or receipt of the independent auditor's report and receipt of the report of the senior management of Cano and each business unit, the Plan Committee shall certify in writing: (i) the extent to which each business unit achieved its Business Unit Performance Goals for the Performance Period, (ii) the extent to which Cano achieved its Company Performance Goals for the Performance Period, (iii) the calculation of the participants' incentive compensation, and (iv) the determination by the Plan Committee of the amount of incentive compensation, if any, to be paid to each participant for the Performance Period. In determining whether Performance Goals have been achieved and incentive compensation is payable for a given Performance Period, generally accepted accounting principles will be applied on a basis consistent with prior periods, and such determinations will be based on the calculations made by Cano and binding on each participant.

        If at least the threshold achievement of a Performance Goal is achieved, then the incentive compensation that may be paid to a participant will be based on the Plan Committee's predetermined schedule setting forth the earned award. However, the Plan Committee may, in its discretion, decrease the incentive compensation to be paid to one or more participants for such Performance Period. Notwithstanding anything to the contrary, the maximum incentive compensation that is payable to any participant with respect to any single award will not exceed $2,500,000.

         Payment, Termination of Employment and Forfeiture of Incentive Compensation.    Subject to the provisions below and except as otherwise provided in the Plan, a participant's incentive compensation for each Performance Period shall be paid as soon as practicable after the results for such Performance Period have been finalized, but in no event later than November 1 of the first fiscal year immediately following the close of such Performance Period. The payment shall be in the form directed by the Plan Committee and may either be paid in a cash lump sum payment or in installments.

        If a Participant's employment with Cano and all of its subsidiaries is terminated voluntarily by the participant for any reason, or is terminated by his or her employer for any reason other than the death or disability of the participant, during a Performance Period or after a Performance Period but prior to the date of actual payment, then the participant will immediately forfeit any right to receive any incentive compensation for such Performance Period. However, under such circumstances where the termination of employment occurs after the Performance Period has ended but prior to the date of actual payment, the Plan Committee may pay the participant an amount not to exceed the amount earned according to the terms of the award.

        If during a Performance Period, a participant's employment is terminated by reason of the participant's death or disability, then the participant will, if the Plan Committee so determines, be eligible to receive a pro rata portion of the incentive compensation that would have been payable to the participant, if he or she had remained employed, based on the number of days worked during the Performance Period. Any individual who is newly-hired or becomes eligible to participate in the Plan during a Performance Period and who is selected by the Plan Committee to participate in the Plan will be eligible to receive a pro rata portion of the incentive compensation to which he or she could have been entitled if he or she had been employed for the full Performance Period, based on the number of days during the Performance Period during which he or she is a participant in the Plan and calculated on the basis of his or her base pay received for the Performance Period. The incentive compensation will be paid at the time and in the manner set forth above.

        In the event of a Change in Control (as defined in the Plan) during a Performance Period, the Plan Committee may, in its sole discretion, take such action with respect to the Plan and any incentive compensation payable during the Performance Period as is consistent with and otherwise not contrary to the provisions of Section 162(m) of the Code and the treasury regulations thereunder, as the Plan Committee determines is in the best interest of Cano.

         Assignment.    A participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded under the Plan prior to the actual receipt thereof; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits will be null and void.

         Adjustments upon Changes in Capitalization.    In the event of (i) any merger, reorganization, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights, offering, extraordinary dividend (including a spin-off), or other similar change affecting Cano's shares; (ii) any purchase, acquisition, sale, or disposition of a significant amount of assets other than in the ordinary course of business, or of a significant business; (iii) any change resulting from the accounting effects of discontinued operations, extraordinary income or loss, changes in accounting as determined under generally accepted accounting principles, or restatement of earnings; or (iv) any charge or credit resulting from an item which is classified as "non-recurring," "restructuring," or similar unusual item on Cano's audited annual statement of income which, in the case of (i)-(iv), results in a change in the components of the calculations of any of the criteria upon which the Performance Goals are based, as established by the Plan Committee, in each case with respect to Cano or any other entity whose performance is relevant to the achievement of any Performance Goal included in an award, the Plan Committee will, without the consent of any affected participant, amend or modify the terms of any outstanding award that includes any Performance Goal based in whole or in part on the financial performance of Cano (or any subsidiary or division thereof) or such other entity so as equitably to reflect such event or events, such that the criteria for evaluating such financial performance of Cano or such other entity (and the achievement of the corresponding Performance Goal) will be substantially the same (as determined by the Plan Committee or the committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the Plan Committee shall not take any action which would constitute an impermissible exercise of discretion pursuant to Section 162(m) of the Code.

         Amendment or Discontinuance of the Plan.    The Plan Committee may at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that any amendment that modifies any preestablished Performance Goal for a Participant who is a Covered Employee (or his successor(s), as may be applicable) with respect to any particular Performance Period may only be effected on or prior to that date which is ninety (90) days following the commencement of such Performance Period (and in the case of a Performance Period less than a fiscal year, such determination shall be made no later than the date 25% of the Performance Period has elapsed). In addition, the Board of Directors may discontinue the Plan in whole or in part and amend the Plan in any manner advisable in order for incentive compensation granted under the Plan to qualify as "performance-based" compensation under Section 162(m) of the Code (including amendments as a result of changes to Section 162(m) or the regulations thereunder to permit greater flexibility with respect to incentive compensation granted under the Plan).

Federal Income Tax Consequences

        The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

         Law Affecting Deferred Compensation.    In 2004, a new Section 409A was added to the Code to regulate all types of deferred compensation, including, in some instances, incentive compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax.

         Tax Consequences to Participants.    The recipient of cash will be subject to tax at ordinary income rates on the amount of the award on the date of payment or delivery, unless the award otherwise becomes subject to taxation under the Code, including Section 409A of the Code.

         Federal Tax Withholding.    Any ordinary income realized by a participant upon receipt of cash is subject to withholding of federal, state and local income tax and to withholding of the participant's share of tax under the Federal Insurance Contribution Act and Federal Unemployment Tax Act. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements. Withholding does not represent an increase in the participant's total income tax obligation, since it is fully credited toward his or her tax liability for the year.

         Tax Consequences to Cano.    To the extent that a participant recognizes ordinary income in the circumstances described above, Cano or a subsidiary of Cano for which the participant performs services will be entitled to a corresponding deduction; provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

         Section 162(m) Million Dollar Deduction Limit.    Cano may not deduct compensation of more than $1 million that is paid to an individual who, on the last day of the taxable year, is either the Chief

Executive Officer or is an individual employed by Cano who, on the last day of the taxable year, either is Cano's principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified "performance-based" compensation. Cano intends that any incentive compensation paid under the Plan will be construed as to constitute qualified "performance-based" compensation and, as such, will be exempt from the $1 million limitation on deductible compensation. Although Cano generally will attempt to structure the incentive compensation under the Plan so as to preserve deductibility, there may be circumstances where Cano's best interests may be best served by maintaining flexibility in the way compensation is provided even if it might result in the non-deductibility of incentive compensation awarded under the Plan, including any bonuses paid in future years under the Plan.

        Since the Plan and the Performance Goals were not adopted within the first 90 days of Fiscal 2008 (as defined below) and the Compensation Committee had positive discretion regarding awards, the incentives paid pursuant to the Plan for Fiscal 2008 did not meet the exception to Section 162(m). Since the Performance Goals for Fiscal 2009 (as defined below) were not adopted within the first 90 days of Fiscal 2009, any incentives paid pursuant to the Plan for Fiscal 2009 will not meet the exception to Section 162(m). If the stockholders approve the Plan, we anticipate that any bonuses paid under the Plan in fiscal year 2010 and beyond will be deemed to be performance based and meet the qualifications of Section 162(m).

New Plan Benefits

        Because the amounts payable under the Plan are based on Performance Goals that are determined each Performance Period at the discretion of the Plan Committee, and because the Plan Committee has discretionary authority to reduce the amount of any incentive compensation otherwise payable under the Plan, the amounts to be paid under the Plan are not determinable. The potential amounts for Fiscal 2009 are set forth under "Compensation Discussion and Analysis—How We Determine Each Element of Compensation—Fiscal 2009—Cash Bonuses." The executive officers are the only employees eligible to receive bonuses in Fiscal 2009 pursuant to the Plan. As set forth under "Compensation Discussion and Analysis—How We Determine Each Element of Compensation—Fiscal 2008—Cash Bonuses," if the Plan had been in effect for Fiscal 2008, amounts paid to the participants would have been:

Name and Position	Dollar Value
S. Jeffrey Johnson, Chairman of the Board and Chief Executive Officer		$33,039
Benjamin Daitch, Senior Vice President and Chief Financial Officer	$	N/A	(1)
Morris B. Smith, Senior Vice President		$40,000
Patrick McKinney, Senior Vice President—Engineering and Operations		$16,212
Michael Ricketts, Vice President and Chief Accounting Officer		$30,000
Phillip Feiner, Vice President and General Counsel		$10,000	(2)
Executive Group(3)		$129,251

    (1)
    Mr. Daitch became the Senior Vice President and Chief Financial Officer on June 23, 2008; therefore, he did not participate in the Plan during Fiscal 2008.

    (2)
    Mr. Feiner became the Vice President and General Counsel on May 7, 2008; therefore, he did not participate in the Plan except for May-June 2008.

    (3)
    There were no other participants in the Plan for Fiscal 2008.

        The Board of Directors recommends a vote FOR the approval of the Cano Petroleum, Inc. 2008 Annual Incentive Plan.

Vote Required

        Approval of the Cano Petroleum, Inc. 2008 Annual Incentive Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

Proposal 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Hein & Associates LLP as the independent registered public accounting firm to audit Cano's financial statements for the fiscal year ending June 30, 2009 ("Fiscal 2009"). During the fiscal years ended June 30, 2007 ("Fiscal 2007") and June 30, 2008 ("Fiscal 2008"), Hein & Associates LLP served as Cano's independent registered public accounting firm and also provided certain tax and other audit-related services. See Independent Registered Public Accounting Firm on page 55.

        The Audit Committee and the Board of Directors recommends a vote FOR the ratification of the appointment of Hein & Associates LLP as Cano's independent registered public accounting firm for Fiscal 2009. If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm.

Vote Required

        Ratification of the appointment of Hein & Associates LLP as Cano's independent registered public accounting firm for Fiscal 2009 requires the affirmative vote of a majority of the voting shares present in person or by proxy at the Annual Meeting and entitled to vote.

 INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors oversees Cano's business and affairs, exercises all corporate powers, and establishes broad corporate policies.

Meetings

        The Board of Directors met seven times during Fiscal 2008. During that period, all directors attended at least 75% of the board meetings held during the period in which they were a director and at least 75% of the meetings of the committees of which they were members during the period in which they were a member of the committee. The Board of Directors has three standing committees: Audit, Compensation, and Nominating and Corporate Governance.

Director Independence

        The Board of Directors has determined (i) that Messrs. Gaudin, Niemiec, Powell and Wehlmann have met the independence requirements of the NYSE Alternext US (formerly known as the American Stock Exchange) and Rule 10A-3(b)(1)(ii) of the Exchange Act and (ii) that Mr. Smith has met the independence requirements of the NYSE Alternext US and Rule 10A-3(b)(1)(ii) of the Exchange Act. Further, no family relationships exist between any of the directors or executive officers. There are no members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that are not independent. The Board of Directors determined that Mr. Dent, who was a director during Fiscal 2008 but was not a director on June 30, 2008 met the independence requirements of the NYSE Alternext US (formerly known as the American Stock Exchange) and Rule 10A-3(b)(1)(ii) of the Exchange Act.

Committees

        The Audit Committee is composed of Messrs. Powell, Niemiec and Wehlmann. Mr. Wehlmann joined the committee on December 12, 2007, replacing Mr. Don Dent who had elected not to seek reelection to the Board of Directors at the 2007 Annual Meeting of Stockholders. The Audit Committee held five meetings during Fiscal 2008. No member of the Audit Committee may be an officer of Cano. The Board of Directors has determined that each of the Audit Committee members is an independent director as required by the rules of the NYSE Alternext US (formerly known as the American Stock Exchange) and Rule 10A-3(b)(1)(ii) of the Exchange Act. The principal responsibilities of the committee are described in the Audit Committee Charter. The Audit Committee retains the firm of independent public accountants that annually audits our books and records. The Audit Committee reviews the scope and results of the audit with the independent public accountants, as well as our accounting procedures, internal controls, accounting and financial reporting policies and practices, and makes reports and recommendations to the Board of Directors as it deems appropriate. The Audit Committee also conducts appropriate review and oversight over related party transactions. The Board of Directors has determined that Mr. William O. Powell, III, the Audit Committee Chairman, is the Audit Committee financial expert. The Board of Directors has adopted a written Audit Committee Charter which can be found on Cano's website www.canopetro.com or may be obtained upon written request from Phillip Feiner, at 801 Cherry St., Suite 3200, Fort Worth, Texas 76102.

        The Compensation Committee is composed of Messrs. Gaudin, Niemiec and Wehlmann. Mr. Wehlmann joined the committee on December 12, 2007, replacing Mr. Dent. Mr. Niemiec has been the Chairman of the Compensation Committee since May 17, 2007. The Compensation Committee held nine meetings during Fiscal 2008. Each of the Compensation Committee members is an independent director as required by the rules of the NYSE Alternext US (formerly known as the American Stock Exchange), an "outside director" as defined under Section 162(m) of the Code, and a "non-employee director" as defined under Section 16b-3 of the Exchange Act.

        Until October 20, 2008, the Compensation Committee made recommendations to the Board of Directors regarding salaries and other compensation of the executive officers and acted upon management's recommendations for salary and other supplemental compensation for all other employees. In addition, the Compensation Committee made stock related grants under the 2005 Long-Term Incentive Plan and grants under the 2008 Annual Incentive Plan. The Compensation Committee also acted upon matters that required director action with respect to all employee pension, welfare and benefit plans and recommended director compensation to the Board of Directors. As described under "Compensation Discussion and Analysis," for Fiscal 2008, Messrs, Johnson and Smith and for Fiscal 2009, Messrs. Johnson, Smith and Daitch made recommendations to the Compensation Committee regarding the base salary, cash incentive grants, equity grants and cash bonuses for the executive officers, except that Mr. Johnson did not make a recommendation regarding his compensation, Mr. Smith did not make a recommendation regarding his compensation and Mr. Daitch did not make a recommendation regarding his compensation. The Compensation Committee considered, but was not bound to accept and recommend, the recommendations of management. In recommending the base salaries for Fiscal 2008, making the July 2007 and May 2008 restricted stock grants and making the June 2008 restricted stock grant to Mr. Daitch, the Compensation Committee did not use any compensation consultants. As described under "Compensation Discussion and Analysis," in June 2007, Cano hired Towers Perrin to obtain data in order to assess our competitive position at that time with respect to the individual elements of total executive compensation for chief executive officers, chief financial officers and chief operating officers of a peer group. In December 2007, Towers Perrin provided advice to the Compensation Committee and the Board of Directors and management regarding the 2008 Annual Incentive Plan.

        On October 20, 2008, the Compensation Committee Charter was amended effective after the October 20, 2008 Board of Directors meeting. Pursuant to the amended Compensation Committee Charter, the Compensation Committee will review and make recommendations to all the members of the Board of Directors that qualify as independent directors under the rules of the NYSE Alternext US (formerly known as the American Stock Exchange), "outside directors" under Section 162(m) of the Code and "non-employee directors" as defined under Section 16b-3 of the Exchange Act (the "Independent Board") with respect to the base salary, incentive compensation, deferred compensation, stock options, performance units and other equity based awards for the Chief Executive Officer and all other executive officers. The Compensation Committee will no longer administer the Company's incentive compensation, stock option and other equity based plans, but will recommend to the Independent Board such plans (including specific provisions thereof) in which the Chief Executive Officer and other executive officers may be participants and amendments to such plans or adoption of new plans.

        A copy of the Compensation Committee Charter can be found on Cano's website www.canopetro.com or may be obtained upon written request from Phillip Feiner, at 801 Cherry St., Suite 3200, Fort Worth, Texas 76102.

        The Nominating and Corporate Governance Committee is composed of Messrs. Gaudin, Niemiec and Wehlmann. Mr. Wehlmann joined the committee on December 12, 2007, replacing Mr. Dent. Mr. Gaudin has been the Chairman of the Nominating and Corporate Governance Committee since June 29, 2007. The Nominating and Corporate Governance Committee held five meetings during Fiscal 2008. Each of the Nominating and Corporate Governance Committee members is an independent director as required by the rules of the NYSE Alternext US (formerly known as the American Stock Exchange). The Nominating and Corporate Governance Committee is responsible for overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board of Directors. This committee is also responsible for the search, screening and the selection process for new candidates for director and then for making recommendations to the Board of Directors regarding nominees. The Board of Directors has adopted a Nominating and Corporate

Governance Charter and has established criteria regarding the traits, abilities and experience which Board of Directors nominees must possess to be nominated to the Board of Directors, including:

  •
  a candidate's depth of experience at the policy-making level in business, government or education;

  •
  the balance of the business interest and experience of the incumbent or nominated directors;

  •
  a candidate's availability and willingness to devote adequate time to board duties;

  •
  the need for any required expertise on the board or one of its committees;

  •
  a candidate's character and judgment and ability to make independent analytical, probing and other inquiries;

  •
  the candidate's willingness to exercise independent judgment;

  •
  the candidate's financial independence to ensure such candidate will not be financially dependent on director compensation; and

  •
  in the case of an incumbent director, such director's past performance on the board.

        The Nominating and Corporate Governance Committee is responsible for reviewing the overall skills and characteristics required of members of the Board of Directors, and reviewing that with the Board of Directors on an annual basis. This committee considers suggestions for nominees for director from many sources, including stockholders. Possible candidates who have been suggested by stockholders are evaluated by the Nominating and Corporate Governance Committee in the same manner as are other possible candidates. If a stockholder wishes to recommend a candidate for director, the stockholder should submit a written nomination, together with appropriate biographical information and the consent of the proposed nominee, to the Nominating and Corporate Governance Committee, c/o Cano's Secretary, Cano Petroleum, Inc., 801 Cherry St., Suite 3200, Fort Worth, TX 76102. This written notice must comply with the advance notice, Nominating and Corporate Governance Committee Charter, informational and other requirements described in the rules and regulations of the Securities and Exchange Commission, and the NYSE Alternext US (formerly known as the American Stock Exchange). The charter of the Nominating and Corporate Governance Committee may be found on Cano's internet website at www.canopetro.com or upon written request from Phillip Feiner, 801 Cherry St., Suite 3200, Fort Worth, Texas 76102.

Corporate Governance Matters

        The Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees of Cano, a copy of which was filed as Exhibit 14.1 to our annual report on Form 10-KSB for the fiscal year ended June 30, 2004, filed with the Securities and Exchange Commission on September 23, 2004. A current copy of the Code of Ethics and Business Conduct, the Bylaws of Cano, the Audit Committee Charter, the Compensation Committee Charter and the Nominating and Corporate Governance Committee Charter may be found on Cano's internet website at www.canopetro.com. Copies of these documents are also available, without charge, to stockholders upon written request to Phillip Feiner, 801 Cherry St., Suite 3200, Fort Worth, Texas 76102.

Compensation Committee Interlocks and Insider Participation

        From July 1, 2007 until December 12, 2007, the members of the Compensation Committee were Messrs. Niemiec, Dent and Gaudin. On December 12, 2007, Mr. Dent retired as a director and Mr. Wehlmann was elected as a director and replaced Mr. Dent on the Compensation Committee. Therefore, the current members of the Compensation Committee are Messrs. Niemiec, Gaudin and Wehlmann. None of the persons serving on the Compensation Committee since July 1, 2007 had any relationships covered by Item 407(e)(4) of Regulation S-K.

 REPORT OF THE AUDIT COMMITTEE

        Under the Audit Committee Charter, Cano's management has the primary responsibility for preparing Cano's financial statements and establishing and maintaining an appropriate system of internal controls related to the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and provide oversight of management's responsibility, as well as monitor the performance of Cano's auditors, including the audit scope and auditor independence. The Audit Committee is not providing any expert or special assurance as to Cano's financial statements or any professional certification as to the independent registered public accounting firm's work. The Audit Committee has the ultimate authority and responsibility to select, evaluate and appoint Cano's independent auditor.

        In fulfilling its responsibilities, the Audit Committee:

  •
  reviewed and discussed Cano's audited financial statements for the year-ended June 30, 2008 with management and Hein & Associates LLP, the independent registered public accounting firm;

  •
  discussed with Hein & Associates LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, Communication with Audit Committees, as then in effect; and

  •
  received written disclosures and the letter from Hein & Associates LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and the Audit Committee further discussed with Hein & Associates LLP their independence.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and Hein & Associates LLP, including meetings held without management present, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the year ended June 30, 2008, for filing with the SEC.

The Audit Committee William O. Powell, III Chairman Donald W. Niemiec David W. Wehlmann

 EXECUTIVE OFFICERS

        The executive officers of Cano are:

  •
  S. Jeffrey Johnson, Chief Executive Officer since May 2004;

  •
  Benjamin Daitch, Senior Vice President and Chief Financial Officer since June 2008;

  •
  Patrick McKinney, Senior Vice President—Engineering and Operations since November 2006;

  •
  Michael J. Ricketts, Vice President and Principal Accounting Officer since May 2004; and

  •
  Phillip Feiner, Vice President, General Counsel and Corporate Secretary since May 2008

        S. Jeffrey Johnson (age 43), Chief Executive Officer and Chairman of the Board of Directors. Mr. Johnson was appointed Chief Executive Officer on May 28, 2004 and Chairman on June 25, 2004. Prior to joining Cano, Mr. Johnson served as the Chief Executive Officer of Cano Energy Corporation from 2001 through 2004, and he served as the Chief Executive Officer of Scope Operating Company from 1997 through 2004.

        Benjamin Daitch (age 41), Senior Vice President and Chief Financial Officer. Mr. Daitch was appointed Senior Vice President and Chief Financial Officer on June 23, 2008. From March 2008 until June 2008, he was a financial consultant to CDX Gas, LLC, and from September 2006 until March 2008, he served as Senior Vice President and Chief Financial Officer of CDX Gas, LLC. From April 2006 until September 2006, he served as Vice President in the Energy and Infrastructure Group of Trust Company of the West. From August 2004 to April 2006, he was a Director in the Global Energy Group of UBS Investment Bank. From June 2000 until August 2004, he served as a Vice President in the Natural Resources Investment Banking Group of Banc of America Securities, LLC.

        Patrick McKinney (age 49), Senior Vice President—Engineering and Operations. On November 9, 2006, Mr. McKinney was appointed Senior Vice President—Engineering and Operations. From June 1, 2006 until November 9, 2006, he was Vice President—Business Development. From April 2005 until June 2006, he was the Manager of Corporate Planning for Pioneer Natural Resources Company where he analyzed the corporate portfolio and portfolio based assessments of the company. From July 2002 until April 2005, he was the President of Transcor America LLC which was the nation's largest private prisoner transportation and extradition company. From December 1999 until July 2002, he was the Senior Vice President—Chief Financial Officer and Secretary of freightPro, Inc., a transportation, warehousing and logistics company. From 1982 to 1993, he served in engineering and management positions with Union Pacific Resources Company and its parent, Union Pacific Corporation.

        Michael J. Ricketts (age 50), Vice President and Principal Accounting Officer. Mr. Ricketts was appointed Chief Financial Officer and Principal Accounting Officer on May 28, 2004 and remained in such positions until June 1, 2006. He remains the Principal Accounting Officer. Mr. Ricketts served as a member of our Board of Directors from June 25, 2004 until April 6, 2005. Mr. Ricketts is a Certified Public Accountant. Prior to joining Cano, Mr. Ricketts was employed by TNP Enterprises, Inc. and its subsidiaries, Texas-New Mexico Power Company and First Choice Power for 15 years. He served as Director, Treasury from 2003 to 2004. He served as Director, Business Development from 2002-2003. He was the Controller and Assistant Controller from 1998-2002.

        Phillip Feiner (age 35), Vice President and General Counsel. Mr. Feiner was appointed Vice President and General Counsel on May 7, 2008 and was Assistant General Counsel from February 2007 until May 7, 2008. Prior to joining us, Mr. Feiner served as General Counsel to BDS International, LLC, a Dallas-based exploration and development company, as well as its affiliate Piute Pipeline from February 2002 until August 2005. From August 2005 until February 2007, Mr. Feiner maintained his own law practice specializing in real estate and corporate matters. He is a licensed attorney in the states of Texas and North Carolina.

 BENEFICIAL OWNERSHIP OF VOTING SECURITIES

        The following table sets forth certain information, as of November 24, 2008 with respect to the beneficial ownership of the outstanding common stock and outstanding Series D Convertible Preferred Stock by: (i) any beneficial holder of more than five (5%) percent of our outstanding common stock or outstanding Series D Convertible Preferred Stock; (ii) each of our named executive officers, directors and nominees; and (iii) our directors and executive officers as a group. The Series D Convertible Preferred Stock votes on an as converted basis with our outstanding common stock with each of the 44,474 shares of Series D Convertible Preferred Stock having a stated value of $1,000 per share and a conversion price of $5.75 plus PIK dividends and dividends accrued since October 1, 2008. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless known otherwise by us, the beneficial ownership information is based on the most recent Form 3, Form 4, Form 5, Schedule 13D or Schedule 13G.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned(2)		Percentage of Common Stock(2)	Preferred Stock Beneficially Owned(2)	Percentage of Preferred Stock(2)
S. Jeffrey Johnson(3)	1,618,047		3.5%	0	0%
Benjamin Daitch	140,000		*	0	0%
Morris B. "Sam" Smith(4)	167,146		*	0	0%
Patrick McKinney(5)	288,194		*	0	0%
Michael J. Ricketts(6)	432,607		*	0	0%
Phillip Feiner	30,000		*	0	0%
Randall Boyd(7)	337,270		*	0	0%
Donald W. Niemiec(8)	77,833		*	0	0%
Robert L. Gaudin(8)	70,833		*	0	0%
William O. Powell, III(9)	70,137		*	0	0%
David Wehlmann(10)	55,000		*	0	0%
Garrett Smith	0		0%	0	0%
Wellington Management Company, LLP(11)	4,482,465		9.2%	12,937	29.8%
Carlson Capital, L.P., Asgard Investment Corp. and Clint D. Carlson(12)	5,605,818		12.2%	0	0%
Trapeze Asset Management, Inc.(13)	3,699,361		7.9%	2,617	6.0%
D. E. Shaw Laminar Portfolios, LLC(14)	2,067,338		4.3%	10,005	23.0%
Trapeze Capital Corp.(15)	1,258,283		2.7%	755	1.7%
William Herbert Hunt Trust Estate(16)	1,219,718		2.6%	2,875	6.6%
GLG North American Opportunity Fund(17)	1,192,392		2.5%	6,688	15.4%
All officers and directors as a group (10 persons)	3,405,055	(18)	7.3%	0	0%

*
Less than 1%

(1)
Except as otherwise indicated, the address of each beneficial owner is c/o Cano Petroleum, Inc., 801 Cherry St., Suite 3200, Fort Worth, Texas 76102.

(2)
Applicable percentage ownership is based on 46,078,518 shares of common stock issued and outstanding as of November 24, 2008 and 43,474 shares of Series D Convertible Preferred Stock issued and outstanding as of November 24, 2008, plus, on an individual basis, the right of that individual to obtain common stock upon exercise stock options or conversion of Series D Convertible Preferred Stock within 60 days of November 24, 2008. On November 24, 2008, voting together with the common stock, the 43,474 shares of Series D Convertible Preferred Stock had the voting equivalent of 8,418,918 shares of our common stock based on a $5.75 conversion price.

(3)
Includes 66,666 shares issuable upon exercise of outstanding stock options with an exercise price of $5.42 per share.

(4)
Includes 25,000 shares issuable upon exercise of outstanding stock options with an exercise price of $6.30 per share and 11,667 shares issuable upon exercise of outstanding stock options with an exercise price of $5.42 per share.

(5)
Includes 33,333 shares issuable upon exercise of outstanding stock options with an exercise price of $5.42 per share.

(6)
Includes 16,666 shares issuable upon exercise of outstanding stock options with an exercise price of $5.42 per share.

(7)
Includes 25,000 shares issuable upon exercise of outstanding stock options with an exercise price of $4.13 per share, 25,000 shares issuable upon exercise of outstanding stock options with an exercise price of $6.30 per share, 25,000 shares issuable upon exercise of outstanding stock options with an exercise price of $5.42 per share, 25,000 shares issuable upon exercise of outstanding stock options with an exercise price of $7.25 per share, and 25,000 shares issuable upon exercise of stock options with an exercise price of $0.43 per share.

(8)
Includes 20,833 shares issuable upon exercise of outstanding stock options with an exercise price of $4.73 per share, 25,000 shares issuable upon exercise of outstanding stock options with an exercise price of $7.25 per share, and 25,000 shares issuable upon exercise of stock options with an exercise price of $0.43 per share.

(9)
Includes 20,137 shares issuable upon exercise of outstanding stock options with an exercise price of $4.73 per share, 25,000 shares issuable upon exercise of outstanding stock options with an exercise price of $7.25 per share, and 25,000 shares issuable upon exercise of stock options with an exercise price of $0.43 per share.

(10)
Includes 25,000 shares issuable upon exercise of outstanding stock options with an exercise price of $7.25 per share, and 25,000 shares issuable upon exercise of stock options with an exercise price of $0.43 per share.

(11)
As of September 30, 2008, Wellington Management Company, LLP ("Wellington Management") in its capacity as an investment adviser, may be deemed to have had beneficial ownership of 4,489,576 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class of shares. Wellington Management has shared voting authority over 2,496,800 shares and shared dispositive power over 4,489,576 shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended. In addition, Wellington Management has 2,673,178 shares of common stock owned by numerous investment advisory clients issuable within 60 days of November 24, 2008 upon conversion of 12,937 shares of Series D Convertible Preferred Stock, including common stock attributable to the PIK dividend and dividends accrued since January 1, 2009. Wellington Management's address is 75 State Street, Boston, Massachusetts 02109.

(12)
Carlson Capital, LP ("Carlson Capital"), Asgard Investment Corp. ("Asgard") and Clint D. Carlson ("Carlson") have the power to vote and direct the disposition of (i) 178,767 shares owned by Black Diamond Offshore Ltd. ("Offshore"), (ii) 3,487,661 shares owned by Double Black Diamond Offshore Ltd. ("Double Offshore"), (iii) 1,706,783 shares owned by Black Diamond Relative Value Offshore, Ltd. ("Relative Value Offshore") and (iv) 232,607 shares held in a managed account. Carlson is President of Asgard and Chief Executive Officer of Carlson Capital. The principal purpose of Offshore, Double Offshore and Relative Value Offshore is to invest in securities. The principal business of Carlson Capital is to serve as the investment manager to Offshore, Double Offshore and Relative Value Offshore and to a managed account. The principal business of Asgard is serving as the general partner of Carlson Capital.

(13)
Includes 457,652 shares of common stock currently issuable within 60 days of November 24, 2008 upon conversion of 2,617 shares of Series D Convertible Preferred Stock, including common stock attributable to the dividends accrued since January 1, 2009. Trapeze Asset Management Inc. an investment adviser registered under the Investment Advisors Act of 1940, as amended, exercises sole investment discretion and voting power over the securities held by certain of its investment advisory clients. In its capacity as an investment adviser, Trapeze Asset Management Inc. is deemed to have beneficial ownership over 3,106,419 common shares and 2,617 preferred shares which are convertible within 60 days of November 24, 2008 into 457,652 shares of common stock, including common stock attributable to the dividends accrued since January 1, 2009. 1346049 Ontario Limited controls Trapeze Asset Management Inc. and exercises sole voting and dispositive power over the shares held by Trapeze Asset Management Inc. Randall Abramson controls 1346049 Ontario Limited and exercises sole voting and dispositive power over the shares held by Trapeze Asset Management Inc. In addition, Randall Abramson owns 135,290 shares of common stock which are included in the total number of shares of common stock beneficially owned. Each of Trapeze Asset Management Inc., 1346049 Ontario Limited and Randall Abramson disclaims beneficial ownership over securities owned by the directors and officers of Trapeze Asset Management Inc., except to the extent that shares are held in discretionary investment accounts managed by Trapeze Asset Management Inc. Their address is 22 St. Clair Avenue East, 18th Floor, Toronto, ON M4T 253, Canada.

(14)
Includes 2,067,338 shares of common stock issuable within 60 days of November 24, 2008 upon conversion of 10,005 shares of Series D Convertible Preferred Stock, including common stock attributable to the PIK dividend and dividends accrued since January 1, 2009. D.E. Shaw & Co., L.P., as investment adviser, has voting and investment control over the shares owned by D.E. Shaw Laminar Portfolios, L.L.C. Julius Gaudio, Eric Wepsic, Maximilian Stone and Anne Dinning, or their designees, exercise voting and investment control over the shares on D.E. Shaw & Co., L.P.'s behalf. The address for each of the entities is 120 West 45 St., 39th Floor, New York, NY 10036.

(15)
Includes 132,032 shares of common stock currently issuable within 60 days of November 24, 2008 upon conversion of 755 shares of Series D Convertible Preferred Stock, including common stock attributable to the dividends accrued since January 1, 2009. Trapeze Capital Corp., a Canadian investment dealer, exercises sole investment discretion and voting power over the securities held by certain of its investment advisory clients. In its capacity as an investment adviser, Trapeze Capital Corp. is deemed to have beneficial ownership over 990,961 common shares and 755 preferred shares which are convertible within 60 days of November 24, 2008 into 132,032 shares of common stock, including common stock attributable to the dividends accrued since January 1, 2009. 1346049 Ontario Limited controls Trapeze Capital Corp. and exercises sole voting and dispositive power over the shares held by Trapeze Capital Corp. Randall Abramson controls 1346049 Ontario Limited and exercises sole voting and dispositive power over the shares held by Trapeze Capital Corp. In addition, Randall Abramson owns 135,290 shares of common stock which are included in the total number of shares of common stock beneficially owned. Each of Trapeze Capital Corp., 1346049 Ontario Limited and Randall Abramson disclaims beneficial ownership over securities owned by the directors and officers of Trapeze Capital Corp., except to the extent that shares are held in discretionary investment accounts managed by Trapeze Capital Corp. Their address is 22 St. Clair Avenue East, 18th Floor, Toronto, ON M4T 253, Canada.

(16)
Includes 594,062 shares of common stock issuable within 60 days of November 24, 2008 upon conversion of 2,875 shares of Series D Convertible Preferred Stock, including common stock attributable to the PIK dividend and dividends accrued since January 1, 2009. Gage A. Pritchard, Sr., Trustee has voting and dispositive power with regard to William Herbert Hunt Trust Estate. Its address is 1601 Elm St., Suite 3400, Dallas, TX 75201.

(17)
Includes 1,192,392 shares of common stock currently issuable within 60 days of November 24, 2008 upon conversion of 6,688 shares of Series D Convertible Preferred Stock, including common stock attributable to the dividends accrued since January 1, 2009. Norm Gottesman, Emmanuel Roman and Pierre Lagrance, the managing directors of GLG Partners, LP, the investment manager of GLG North American Opportunity Fund, have voting rights and dispositive power over the shares held by GLG North American Opportunity Fund. Their address is Walker House, P.O. Box 908 GT, Mary St., Georgetown, Grand Cayman, Cayman Islands.

(18)
Includes 550,135 shares currently issuable upon exercise of outstanding stock options.

        No director, executive officer, affiliate or any owner of record or beneficially of more than five percent of any class of voting securities of Cano or any associates of any such director, officer, affiliate or securityholder is a party adverse to Cano or any of its subsidiaries or has a material interest adverse to Cano or any of its subsidiaries.

 COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis

        In this compensation discussion and analysis, we discuss our compensation objectives, our decisions and the rationale behind those decisions relating to compensation for Fiscal 2008 for our executive officers and our decisions to date regarding compensation for Fiscal 2009 and the rationale behind those decisions.

  Objectives of Our Compensation Program

        Our executive compensation program is designed to provide a comprehensive compensation program to meet the following objectives:

  •
  to be fair to both the executive and the Company;

  •
  to provide opportunities to achieve a total compensation level that is competitive with comparable positions at companies with which the Company competes for executives;

  •
  to provide financial incentives to our executives to achieve our key operational objectives set by the Board of Directors;

  •
  to provide an appropriate mix of fixed and variable pay components to establish a "pay-for-performance" oriented compensation program;

  •
  to provide compensation that takes into consideration the education, professional experience and knowledge that is specific to each job and the unique qualities the executive provides; and

  •
  to recognize an executive's commitment and dedication in his job performance and in support of the Company's culture.

  What Our Compensation Program Is Designed to Reward

        Our compensation program is designed to reward, in both the short-term and the long-term, performance that contributes to the implementation of our business strategy and the achievement of our objectives. In addition, we reward qualities that we believe help achieve our business strategy such as teamwork, individual performance in light of general economic and industry specific conditions, the ability to manage and enhance production from our existing assets, the ability to explore new opportunities to increase oil and natural gas production, level of job responsibility and industry experience.

  Elements of Our Compensation Program and Why We Pay Each Element

        Our management compensation program is comprised of four elements: base salary, cash bonus, long-term equity based compensation and benefits.

  •
  Base Salary.  We pay base salary to be competitive with salary levels for comparable executive positions at other oil and natural gas companies and to reward an executive's responsibilities, experience, leadership and potential future contribution.

  •
  Cash Bonus.  We include a cash bonus as part of our management compensation program because we believe this element of compensation (i) helps focus management on and motivate management to achieve key previously identified corporate objectives by rewarding the achievement of these objectives and (ii) is necessary to be competitive from a total remuneration standpoint.

  •
  Long-Term Equity Incentive Compensation.  We use long-term equity incentive compensation as the primary vehicle for (i) linking the Company's long-term performance and increases in stockholder value to the total compensation for the Company's executive officers and (ii) providing competitive compensation to attract and maintain our executive officers.

  •
  Benefits.  We offer a variety of health and welfare programs to all eligible employees, including the executive officers. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability. In May 2008, we initiated a 401(K) plan for all full time employees, including the executive officers in which we match up to 4% of contributions.

  How We Determine Each Element of Compensation

        The Compensation Committee and the Board of Directors oversee our compensation program. In accordance with rules of the NYSE Alternext US (formerly known as the American Stock Exchange) and pursuant to the Compensation Committee Charter, for Fiscal 2008 and through October 20, 2008, the Compensation Committee was responsible for recommending to the Board of Directors for approval certain types and levels of compensation for our executive officers and for determining itself other types and levels of compensation for our executive officers. Specifically, during this period, the Compensation Committee: (i) reviewed our compensation strategy; (ii) after consultation with and receiving recommendations from the Chief Executive Officer and Chief Financial Officer, reviewed and made its own recommendations to the Board of Directors with respect to the base salary, incentive compensation that was not made pursuant to the 2008 Annual Incentive Plan, deferred compensation, stock options, performance units and other equity based awards that were not covered by our incentive or equity based plans; and (iii) after consultation with and receiving recommendations from the Chief Executive Officer and Chief Financial Officer, administered the 2008 Annual Incentive Plan and other incentive and equity based plans in which the Chief Executive Officer and other executive officers were participants, including the making of grants thereunder.

        After consultation with and receiving recommendations from the Chief Executive Officer and Chief Financial Officer, the Compensation Committee also reviewed and made recommendations to the Board of Directors regarding (i) any employment agreement, severance agreement, change in control agreement or provision that was not covered by our 2008 Annual Incentive Plan or other incentive or equity based plans, or separation agreement, or any amendment to the same, that was proposed to be entered into any executive officer; and (ii) any deferred compensation arrangement or retirement plan or benefits that were proposed to be entered into with any executive officer.

        On October 20, 2008, the Compensation Committee Charter was amended effective after the Board of Directors meeting. Pursuant to the amended Compensation Committee Charter, the Compensation Committee will review and make recommendations to the Independent Board with respect to the base salary, incentive compensation, deferred compensation, stock options, performance units and other equity based awards for the Chief Executive Officer and all other executive officers. The Compensation Committee will no longer administer the Company's incentive compensation, stock option and other equity based plans, but will recommend to the Independent Board such plans (including specific provisions thereof) in which the Chief Executive Officer and other executive officers may be participants and amendments to such plans or adoption of new plans.

        The Compensation Committee is composed of Messrs. Niemiec, Wehlmann and Gaudin. Each of the Compensation Committee members is an independent director as required by the rules of the NYSE Alternext US (formerly known as the American Stock Exchange), an "outside director" as defined under Section 162(m) of the Code and a "non-employee director" as defined under Section 16b-3 of the Exchange Act.

        The Compensation Committee has the authority to retain and terminate independent third party compensation consultants and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. Beginning in June 2007, the Compensation Committee hired Towers Perrin to obtain data in order to assess our competitive position at that time with respect to the individual elements of total executive compensation for chief executive officers, chief financial officers and chief operating officers of a peer group to ensure the attraction, retention and appropriate reward of these executive officers by us. In December 2007, Towers Perrin provided advice to the Compensation Committee and the Board of Directors and management regarding the 2008 Annual Incentive Plan which we adopted in February 2008.

Fiscal 2008

         General.    The process for determining compensation changed at the end of Fiscal 2007. Until late in Fiscal 2007, we did not use compensation consultants surveys in analyzing our base salaries, cash bonuses and long-term equity incentive. In June 2007, we changed the process for determining compensation, and, as described above, the Compensation Committee hired Towers Perrin to provide the executive compensation of comparable companies in the oil and natural gas industry for the chief executive officer, chief financial officer and chief operating officer positions. The peer group of 15 public companies in the oil and natural gas industry, including 6 of which we compete with directly in the Fort Worth market, was developed by the Company and the Compensation Committee with the Compensation Committee making the final determination and was comprised of the following companies:

Arena Resources Inc.	Pioneer Natural Resources Inc.
Carrizo Oil and Gas Inc.	Quicksilver Resources Inc.
Chesapeake Energy Corp.	Ram Energy Resources Inc.
Denbury Resources Inc.	Range Resources Corp.
Encore Acquisition Co.	Warren Resources Inc.
Gulfport Energy Corp.	Whiting Petroleum Corp.
Legacy Reserves LP	XTO Energy Inc.
Parallel Petroleum Corp.

        For Mr. McKinney, not all of the 15 peer group companies reported compensation information for a position comparable to Mr. McKinney's position. The seven companies that did have comparable positions to Mr. McKinney's position were as follows:

Carrizo Oil and Gas Inc.	Parallel Petroleum Corp.
Chesapeake Energy Corp.	Pioneer Natural Resources Inc.
Encore Acquisition Co.	Range Resources Corp.
Legacy Reserves LP

        As described below, in setting the Fiscal 2008 base salary and making the July 2007 restricted stock grants for Messrs. Johnson, Smith and McKinney, the Compensation Committee and the Board of Directors did not benchmark against the peer group. Instead, the Compensation Committee and the Board of Directors used the Company specific results set forth below and certain individual factors set forth below in setting the Fiscal 2008 base salary and in making the July 2007 restricted stock grants for Messrs. Johnson, Smith and McKinney.

        As described below, in adopting (i) the performance metrics, (ii) the ratios of the threshold, target and maximum performance goals for the performance metrics and (iii) the ratios of the payment amounts upon meeting the threshold, target and maximum performance goals for the Fiscal 2008 potential bonus payments ("2008 Fiscal Year Bonus") pursuant to the 2008 Annual Incentive Plan, the Compensation Committee considered information gathered by Towers Perrin regarding similar bonus plans of the 15 peer group companies listed above. Towers Perrin was able to obtain varying degrees of detail on at least one similar bonus plan at all 15 companies, and also took into account the experience of the applicable executive in making comparisons. In setting the actual performance goals and potential payment amounts for the 2008 Fiscal Year Bonus under the 2008 Annual Incentive Plan, the Compensation Committee did not consider information from the peer group companies.

        In addition, in making the May 2008 restricted stock grants for Messrs. Johnson, Smith and McKinney, the Compensation Committee and the Board of Directors did not benchmark against the peer group. Instead, the Compensation Committee and the Board of Directors used the long-term Company specific factors set forth below in making the May 2008 restricted stock grants for Messrs. Johnson, Smith and McKinney.

        The Company did not target any percentage or ranking with respect to its peer group. The compensation package as a whole for Mr. Johnson is designed to recognize the fact that he is also the Chairman of the Board of Directors, bears the primary responsibility for effective management and operation of our business, the development of a successful business plan, the implementation of our business plan and increasing stockholder value. Accordingly, when evaluating the Mr. Johnson's on-the-job performance with respect to each of the categories of compensation, the Compensation Committee considers his leadership, strategic planning for our future, dedication and focus on the short-term and long-term interests of the Company and its stockholders and professionalism, integrity and competence.

        The Company did not target any percentage or ranking with respect to its peer group for Messrs. Smith and McKinney.

        Mr. Ricketts is our Principal Accounting Officer. Since Principal Accounting Officers are often not named executive officers and their compensation is not available to the public on proxy statements, peer group information was not obtained regarding principal accounting officers.

        Mr. Feiner was named our General Counsel on May 7, 2008. Since he was not our General Counsel in June 2007 when Towers Perrin performed the peer group analysis, peer group information for General Counsel was not obtained (i) by the company in setting his July 1, 2007 through May 7, 2008 compensation or (ii) by the Compensation Committee or the Board of Directors in raising his salary pursuant to the employment agreement he entered into as of May 7, 2008, granting him restricted stock in May 2008 or setting his possible 2008 Fiscal Year Bonus payments.

        Mr. Daitch was named our Chief Financial Officer on June 23, 2008. In searching for a Chief Financial Officer, the Compensation Committee hired Ray Partners, Inc., an executive search firm, to assist the committee. Ray Partners reviewed survey data from compensation consulting firms for oil and natural gas exploration and production companies and provided the Compensation Committee with a range for a possible base salary, bonus target and equity grant for a Chief Financial Officer. Based on the information provided by Ray Partners, the Compensation Committee negotiated an employment agreement with Mr. Daitch with his base salary and equity grant being at the lower end of the range and recommended this employment agreement to the Board of Directors which approved the agreement.

         Base Salary.    On June 28, 2007, the following executive officers had their annual base salaries for Fiscal 2008 increased to the following amounts:

Executive Officer	Fiscal 2008 Base Salary
Morris B. Smith Senior Vice President	$300,000
Patrick McKinney Senior Vice President—Engineering and Operations	$250,000
Michael J. Ricketts Vice President and Principal Accounting Officer	$187,000

        Pursuant to the terms of his employment agreement, on January 1, 2008, Mr. Johnson's annual base salary increased by 7% from $476,150 to $509,480.

        Messrs. Johnson and Smith made recommendations to the Compensation Committee regarding the Fiscal 2008 base salaries, although Mr. Johnson did not make a recommendation regarding his base salary and Mr. Smith did not make a recommendation regarding his base salary. In determining its own recommendation to the Board of Directors for the base salaries, the Compensation Committee did not take into account specific individual performance factors, but rather considered the individual factors described below and the performance of the Company for the entire Fiscal 2007 described below.

        The individual factors that the Compensation Committee considered were the following;

  •
  Mr. Johnson's involvement in coordinating the merger in 2004 with Huron Ventures, providing the leadership in identifying assets to acquire and arranging for the financing to acquire such assets and in leading the defense of the fire litigation;

  •
  Mr. Smith's experience as the chief financial officers for 2 public companies, one of whom had an initial public offering and one of whom had a spin-off and recapitalization when Mr. Smith was chief financial officer, his years of experience, the internal controls and procedures that Mr. Smith implemented once he became the Chief Financial Officer and the positive performance review in general of Mr. Smith by the Board of Directors;

  •
  Mr. McKinney's capability in being in charge of engineering and operations, the need to keep Mr. McKinney in charge of engineering and operations in order to implement our business strategy and the positive performance review in general of Mr. McKinney by the Board of Directors; and

  •
  the reviews that Messrs. Johnson and Smith provided regarding Mr. Ricketts's performance in general, his history and institutional knowledge of Cano, responsibility for the timely filing of our Securities and Exchange Commission reports and his performance in implementing our internal controls and procedures.

        The company specific factors were how we executed the capital expenditure budget which included drilling 80 wells, developing the Barnett Shale and beginning the Panhandle waterflood. In addition, the Board of Directors took into consideration the following:

  •
  handling of the fire litigation; and

  •
  the value added to the Company from the following:

  •
  acquiring the New Mexico properties for $8.4 million which added 9.1 million of barrels of oil equivalent of proved reserves;

    •
    disposing of the Rich Valley properties in Oklahoma for $7.0 million which had 600,000 barrel of oil equivalent of proved reserves; and

    •
    the fact that the Company anticipated that its standardized measure of discounted estimated future net cash flows of its proved reserves would increase from $342.5 million at June 30, 2006 to approximately $700 million at June 30, 2007, primarily from the increased reserves and accelerating the development of the Panhandle Field.

        On May 7, 2008, we promoted Mr. Feiner from Assistant General Counsel to Vice President and General Counsel and entered into a 3 year employment agreement which included an increase in his annual salary to $150,000 from $147,000. Although the Compensation Committee did not attempt to compare Mr. Feiner's salary with the salary of other general counsel based on any specific survey and did not try to have his compensation meet any benchmarks of a peer group, the Compensation Committee based the terms of his employment agreement on the recommendations of Messrs. Johnson and Smith. Their recommendations were based on the responsibilities of Mr. Feiner as General Counsel. The Board of Directors approved the agreement as recommended by the Compensation Committee.

        On June 23, 2008, we hired Mr. Daitch as Senior Vice President and Chief Financial Officer and entered into a 3 year employment agreement with an annual salary to $250,000. As described above under "Fiscal 2008—General," the Compensation Committee hired Ray Partners to assist the committee in searching for a chief financial officer. Based on survey data obtained from compensation consulting firms for oil and natural gas exploration and production companies, Ray Partners provided the Compensation Committee with a range for a possible base salary, bonus target and equity grant for a chief financial officer. Based on the information provided by Ray Partners, the Compensation Committee negotiated an employment agreement with Mr. Daitch with his base salary at the lower end of the range and the Compensation Committee approved the agreement as recommended by the Compensation Committee.

        See "Summary Compensation Table" for the ultimate base salaries paid for Fiscal 2008.

  Cash Bonuses.

        In 2007, the Board of Directors requested that the Compensation Committee develop an annual bonus plan for executive officers to be based on certain specified performance objectives to be set based upon metrics driven by the Board of Directors with these performance objectives being used as guidelines in awarding cash bonuses for Fiscal 2008. In February 2008, the Compensation Committee recommended to the Board of Directors and the Board of Directors adopted the 2008 Annual Incentive Plan which sets forth the procedures for setting performance goals and potential payments and the Compensation Committee set forth the 2008 Fiscal Year Bonus. The Board of Directors ratified the 2008 Fiscal Year Bonus.

        The Compensation Committee retained Towers Perrin to assist with the development of 2008 Annual Incentive Plan and the 2008 Fiscal Year Bonus. In addition to providing general information for the 2008 Annual Incentive Plan, the Compensation Committee requested Towers Perrin provide information regarding the following for the 2008 Fiscal Year Bonus:

  •
  possible performance metrics that would reflect the key indicators of our performance;

  •
  the ratios of the threshold, target and maximum performance goals; and

  •
  the ratios of the potential payment amounts upon meeting the threshold, target and maximum performance goals.

Based on information gathered by Towers Perrin regarding similar bonus plans of the 15 peer group companies listed above, its general knowledge which it obtained as executive compensation consultants and meetings with the Compensation Committee, Towers Perrin provided the Compensation Committee and the Board of Directors information about

  •
  possible performance metrics;

  •
  the ratios of the threshold, target and maximum performance goals; and

  •
  the ratios of the potential payment amounts upon meeting the threshold, target and maximum performance goals.

        After considering the Towers Perrin information and the recommendation of Messrs. Johnson and Smith, the Compensation Committee determined that the following four performance metrics reflected the most important short-term factors on which the executive officers should focus:

  •
  Average Daily Production for Fiscal 2008;

  •
  Proved Developed Producing Reserves;

  •
  EBITDA (earnings before interest, taxes, depreciation and amortization); and

  •
  Finding and Development Costs.

        After considering the recommendation of Messrs. Johnson and Smith, the Compensation Committee determined that the target performance goal for each of the four performance metrics would be the amounts set forth for each metric in the Fiscal 2008 budget. In following Towers Perrin's findings, the Compensation Committee decided that the threshold performance goal would be 80% of the target performance goal. With regard to the maximum performance goal, the Compensation Committee determined to set it at 130% of the target performance goal which was higher than the Towers Perrin findings because the Compensation Committee wanted to provide a more challenging maximum performance goal than Towers Perrin had found to be most common.

        The Compensation Committee determined the relative weighting of the four performance goals based the relative importance of the strategic goals of the Company. The Compensation Committee also authorized a 25% discretionary performance metric to provide the committee with discretionary authority to make additional bonus awards to executive officers above the bonuses based on the performance goals in order to reward executive officers for performance that would not necessarily be reflected in the four performance metrics. The Fiscal 2008 performance goals and weighting of such goals are set forth below:

	Performance Goals
Performance Measure	Threshold	Target	Maximum	Weighting
Company Goals
Production*	1,976 BOEPD	2,470 BOEPD	3,211 BOEPD	35%
Proved Developed Producing Reserves	12,683,000 BOE	14,171,000 BOE	18,422,000 BOE	20%
EBITDA	$17,075,000	$21,344,000	$27,474,200	10%
Finding & Development Costs	$10.50 per BOE	$8.75 per BOE	$6.13 per BOE	10%
Committee Discretionary Award				25%

*
Average daily production for Fiscal 2008.

        In setting the potential payments to be made to the executive officers upon the achievement of the target performance goal, the Compensation Committee considered the following:

  •
  the general information by position obtained by the Compensation Committee from a review of the proxy statements of the 15 peer group companies set forth above;

  •
  the Compensation Committee's judgment of the appropriate target amount by position based on perceived industry practice; and

  •
  the goal of the Company's overall compensation plan to have the largest amount of compensation be paid in the form of stock awards, the second largest amount be paid in the form of base salary and the smallest amount be paid in the form of bonus.

        Due to their positions and responsibility within the Company, Messrs. Johnson, Smith and McKinney received a higher percentage of salary as the target bonus than did Messrs. Ricketts and Feiner. In determining the ratio of the potential payments for the achievement of the threshold, target and maximum performance goals, the Compensation Committee adopted Towers Perrin's findings and set the threshold level potential payment at 50% of the target level potential payment and the maximum level potential payment at 150% of the target level potential payment. The potential payments based on the performance goals for the 2008 Fiscal Year Bonus are set forth in the table below.

			2008 Bonus Payout
Executive Officer	Base Salary (1/1/2008)	Target Bonus (% of Salary)	Threshold (50% of Target)	Target	Maximum (150% of Target)
S. Jeffrey Johnson	$509,480	75%	$191,000	$382,000	$573,000
Morris B. "Sam" Smith	$300,000	75%	$112,500	$225,000	$338,000
Patrick McKinney	$250,000	75%	$93,750	$187,500	$281,000
Michael J. Ricketts	$187,000	50%	$47,000	$94,000	$141,000
Phillip Feiner(1)	$150,000	50%	$37,500	$75,000	$112,500

(1)
Potential payment is pro rata from May—June 2008 based on becoming an executive officer on May 7, 2008 as described below.

        In addition, as described above, the Compensation Committee is also authorized to make an up to 25% discretionary performance metric in order to provide the committee with discretionary authority to make additional bonus awards to executive officers to reward executive officers for performance that would not necessarily be reflected in the four performance metrics.

        Since Mr. Feiner was not promoted to an executive officer until May 7, 2008, he was not covered by the 2008 Fiscal Year Bonus until his promotion. In November 2007, he received a performance related bonus of $23,000. Although the threshold, target and maximum performance goals and possible discretionary bonus amounts under the 2008 Fiscal Year Bonus are the same for Mr. Feiner as for the other executive officers that were executive officers in February 2008, his threshold, target and maximum potential payments are pro rated from May 2008 through June 30, 2008 such that his threshold potential payment for meeting the threshold goals was $6,250, his target potential payment for meeting the target goals was $12,500 and his maximum potential payment for meeting the maximum performance goals was $18,750.

        Since Mr. Daitch did not join the Company until June 23, 2008, he did not participate in the 2008 Fiscal Year Bonus.

        On September 8, 2008, the Compensation Committee authorized the following bonuses for the executive officers:

Executive Officer	September 2008 Bonus
S. Jeffrey Johnson Chairman of the Board and Chief Executive Officer	$33,039
Morris B. Smith Senior Vice President	$40,000
Patrick McKinney Senior Vice President—Engineering and Operations	$16,212
Michael J. Ricketts Vice President and Principal Accounting Officer	$30,000
Phillip Feiner Vice President and General Counsel	$10,000

        For Fiscal 2008, we had Finding and Development Costs of $9.93 per BOE which was between our threshold and target performance goal. The 2008 Fiscal Year Bonus paid to Messrs. Johnson and McKinney were based on the amount associated with having Finding and Development Costs of $9.93 per BOE. The 2008 Fiscal Year Bonus paid to Messrs. Smith and Ricketts were based on the amount associated with having Finding and Development Costs of $9.93 per BOE and a discretionary amount based on the positive reviews of their performance by our independent public accountants and our internal auditors. The 2008 Fiscal Year Bonus paid to Mr. Feiner was based on the amount associated with having Finding and Development Costs of $9.93 per BOE and a discretionary amount based on the positive reviews of his performance by management and the Board of Directors.

        The Board of Directors ratified the Compensation Committee's payments under the 2008 Fiscal Year Bonus.

  Stock Incentive Plan.

        In June 2007, in keeping with a general trend, we decided to no longer issue stock options to our executive officers, but just to issue restricted stock. This is due to both the lack of favorable tax and accounting treatment of stock options as compared to restricted stock as was formerly the case and the desire to reduce the dilution to our stockholders since less shares of restricted stock must be granted to get the same value as shares exercised pursuant to stock options.

        As compensation for Fiscal 2007 performance, on June 28, 2007 the Compensation Committee authorized the granting on July 2, 2007 to our executive officers of the following shares of restricted stock with the restrictions on transfer lapsing for one-third of the shares on the first, second and third anniversaries of July 2, 2007 if such executive officer is still employed on such dates:

Executive Officer	July 2007 Restricted Stock
S. Jeffrey Johnson Chairman of the Board and Chief Executive Officer	135,000 shares
Morris B. Smith Senior Vice President—Chief Financial Officer	115,000 shares
Patrick McKinney Senior Vice President—Engineering and Operations	115,000 shares
Michael J. Ricketts Vice President and Principal Accounting Officer	30,000 shares

        Messrs. Johnson and Smith made recommendations to the Compensation Committee regarding the restricted stock grants, although Mr. Johnson did not make a recommendation regarding himself and Mr. Smith did not make a recommendation regarding himself. In determining the amount of the restricted stock grants, the Compensation Committee took into account the stock options that were granted in December 2006 such that the entire Fiscal 2007 stock incentive grants would be considered based on the Fiscal 2007 results. The Compensation Committee did not take into account specific Fiscal 2007 individual performance factors, but rather considered the individual factors described above under "Fiscal 2008—Base Salary" and the performance of the Company for the entire year described above under "Fiscal 2008—Base Salary." The vesting schedule encourages the executives to remain Cano employees.

        Prior to Mr. Feiner becoming an executive officer, on February 18, 2007, in recognition of his performance, Mr. Feiner was granted stock options to purchase 10,000 shares of common stock at $5.75 per share with one-third of the stock options vesting on the first, second and third anniversaries of February 18, 2008 if he is still employed on such dates.

        As compensation for Fiscal 2008, at the last Compensation Committee meeting of Fiscal 2008 on May 7, 2008, the Compensation Committee authorized the granting on May 12, 2008 to our executive officers at that time of the following shares of restricted stock with the restrictions on transfer lapsing for one-third of the shares on the first, second and third anniversaries of May 12, 2008 if such executive officer is employed on such dates:

Executive Officer	May 2008 Restricted Stock
S. Jeffrey Johnson Chairman of the Board and Chief Executive Officer	160,000 shares
Morris B. Smith Senior Vice President—Chief Financial Officer	120,000 shares
Patrick McKinney Senior Vice President—Engineering and Operations	120,000 shares
Michael J. Ricketts Vice President and Principal Accounting Officer	30,000 shares
Phillip Feiner Vice President and General Counsel	30,000 shares

        Messrs. Johnson and Smith made recommendations to the Compensation Committee regarding the restricted stock grants, although Mr. Johnson did not make a recommendation regarding himself and Mr. Smith did not make a recommendation regarding himself. In determining the amount of the restricted stock grants, the Compensation Committee did not take into account specific individual performance factors, but rather considered the number of restricted shares granted on July 2, 2007 in recognition of the Fiscal 2007, the position held by each executive officer and our results as compared to long term performance goals as set forth below. As a result of his position as Chairman of the Board and Chief Executive Officer, Mr. Johnson received the largest increase in the number of shares of restricted stock granted as compared to the July 2, 2007 grant with Messrs. Smith and McKinney receiving the next largest increase in the number of shares of restricted stock granted as compared to the July 2, 2007 grant due to their positions with the company. The vesting schedule encourages the executives to remain Cano employees.

        The results as compared to long term performance goals that were considered in making the restricted stock grants were as follows:

  •
  November 2007 equity raise of $25 million;

  •
  December 2007 $150 million universal shelf registration statement;

  •
  handling of the fire litigation; and

  •
  the value added to the Company from the following general items from July 2007—April 2008:

  •
  drilling 64 wells; and

  •
  performing capital workovers on over 240 wells;

  •
  the value added to the Company from the following specific items from July 2007—April 2008:

  •
  Panhandle Field—completing three phases of the Cockrell Ranch waterflood and initiating full injection in February 2008;

  •
  Cato Field—initiating 20-acre waterflood infill development, drilling 28 new well and returning to production an additional 35 wells and increasing production from the field as a whole;

  •
  Desdemona Field—completing the first phase of the waterflood facilities, receiving the injection permit in September 2008 and immediately beginning injection of 5,000 BWPD; and

  •
  Nowata Properties—completing the Nowata ASP pilot in December 2007 and having continuous injection since that time.

        As described above, Mr. Daitch became our Senior Vice President and Chief Financial Officer on June 23, 2008. In searching for a Chief Financial Officer, the Compensation Committee hired Ray Partners to assist the committee, and Ray Partners reviewed survey data from compensation consulting firms for oil and natural gas exploration and production companies and provided the Compensation Committee with a range for a possible equity grant for a Chief Financial Officer. Based on the information provided by Ray Partners, the Compensation Committee negotiated an employment agreement with Mr. Daitch with his equity grant being 100,000 shares of restricted stock with the restrictions on transfer lapsing for one-third of the shares on the first, second and third anniversaries of June 23, 2008 if he is employed on such dates, This number of shares was at the lower end of the Ray Partners range. The Compensation Committee recommended this employment agreement to the Board of Directors which approved the agreement.

        The Board of Directors ratified all of the restricted stock awards made by the Compensation Committee.

Fiscal 2009

         Base Salary.    At the last Compensation Committee meeting of Fiscal 2008 on May 7, 2008, based on the recommendations of Messrs. Johnson and Smith, although neither Mr. Johnson nor Mr. Smith made recommendations regarding himself, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved the extending of the employment agreements of Messrs. Johnson, Smith, McKinney and Ricketts through May 31, 2011. In determining to extend the employment agreements, the Compensation Committee considered the desire to provide incentive for the executive officers to remain with the Company and the results as compared to the long term performance of the Company described above under "Fiscal 2008—Stock Incentive Plan." At its May 2008 meeting, the Compensation Committee determined that the Fiscal 2008 base salaries were appropriate for Fiscal 2009 based on the Company's overall compensation plan to have the largest amount of compensation be paid in the form of stock awards, the second largest amount be paid in the form of base salary and the smallest amount be paid in the form of bonus. Therefore, the Compensation Committee did not recommend any base salary changes for Fiscal 2009 for Messrs. Johnson, Smith, McKinney or Ricketts. Pursuant to the terms of his employment agreement, on January 1, 2009, Mr. Johnson's annual base salary is set to increase by at least 7% to at least $545,145. Mr. Johnson has elected to forego this annual base salary increase for January 2009.

        On September 8, 2008, at the recommendation of Messrs. Johnson, Smith and Daitch due to his performance, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, an increase to Mr. Feiner's annual base salary to $170,000.

         Cash Bonuses.    As described above under "Fiscal 2008—Cash Bonuses," in February 2008, the Compensation Committee recommended to the Board of Directors and the Board of Directors adopted the 2008 Annual Incentive Plan which sets forth the procedures for setting performance goals and potential payments.

        In setting the annual bonus goals and potential payments for the Fiscal 2009 (the "2009 Fiscal Year Bonus") at its October 2008 meeting, the Compensation Committee followed the recommendation of Messrs. Johnson, Daitch and Smith to maintain the following four performance metrics which reflect the most important short-term factors on which the executive officers should focus:

  •
  Average Daily Production for Fiscal 2009;

  •
  Proved Developed Producing Reserves;

  •
  EBITDA (earnings before interest, taxes, depreciation and amortization); and

  •
  Finding and Development Costs.

        After considering the recommendation of Messrs. Johnson and Daitch, the Compensation Committee determined that the target performance goal for each of the four performance metrics would be above the budgeted amount for each metric in order to provide an incentive for the executive officers to have the Company exceed the budgeted amounts while still providing an achievable goal. The Compensation Committee decided that the threshold performance goal for each of the four performance metrics would be 90% of the target performance goal. With regard to the maximum performance goal for each of the four performance metrics, the Compensation Committee determined to set it at 120% of the target performance goal.

        The Compensation Committee determined the relative weighting of the four performance goals based the relative importance of the strategic goals of the Company. The Fiscal 2009 performance goals and weighting of such goals are set forth below (Cano notes that these goals are part of Cano's incentive program and do not correspond to any financial or performance guidance that Cano has provided or will provide and should not be considered as statements of Cano's expectations or estimates):

	Performance Goals
Performance Measure	Threshold	Target	Maximum	Weighting
Company Goals
Production*	1,212 BOEPD	1,346 BOEPD	1,616 BOEPD	55%
Proved Developed Producing Reserves	11,400 MBOE	12,667 MBOE	15,200 MBOE	15%
EBITDA	$13,155,000	$14,617,000	$17,540,000	15%
Finding & Development Costs	$24.87 per BOE	$22.38 per BOE	$18.65 per BOE	15%

        As with the 2008 Fiscal Year Bonus, in setting the potential payments to be made to the executive officers upon the achievement of the target performance goal for all four metrics, the Compensation Committee considered the following:

  •
  the general information by position obtained by the Compensation Committee from a review of the proxy statements of the 15 peer group companies set forth above;

  •
  the Compensation Committee's judgment of the appropriate target amount by position based on perceived industry practice; and

  •
  the goal of the Company's overall compensation plan to have the largest amount of compensation be paid in the form of stock awards, the second largest amount be paid in the form of base salary and the smallest amount be paid in the form of bonus.

        Due to their positions and responsibility with the Company, Messrs. Johnson, Daitch and McKinney received a higher percentage of salary as the target bonus than did Messrs. Ricketts and Feiner. In determining the ratio of the potential payments for the achievement of the threshold, target and maximum performance goals, the Compensation Committee adopted Towers Perrin's Fiscal 2008 findings and as with the 2008 Fiscal Year Bonus set the threshold level potential payment for achieving all four metrics at 50% of the target level potential payment and the maximum level potential payment for achieving all four metrics at 150% of the target level potential payment. The potential payments based on the performance goals for the 2009 Fiscal Year Bonus are set forth in the table below.

			2009 Bonus Payout
Executive Officer	Base Salary	Target Bonus (% of Salary)	Threshold (50% of Target)	Target	Maximum (150% of Target)
S. Jeffrey Johnson	$509,480	75%	$191,055	$382,110	$573,165
Benjamin Daitch	$250,000	75%	$93,750	$187,500	$281,250
Patrick McKinney	$250,000	75%	$93,750	$187,500	$281,250
Michael J. Ricketts	$187,000	50%	$46,750	$93,500	$140,250
Phillip Feiner	$170,000	50%	$42,500	$85,000	$127,500

        The Compensation Committee is authorized in its sole discretion to exercise negative discretion for up to 25% of the award.

         Benefits.    We offer a variety of health and welfare programs to all eligible employees, including the executive officers. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability. We provide full time employees, regularly scheduled to work 40 or more hours per week, short and long-term disability and basic life insurance at no cost to the employee. In May 2008, we initiated a 401(K) plan for all full time employees, including the executive officers in which we match up to 4% of contributions. Since we instituted the 401(K) plan in May 2008, we have matched 4% of contributions. In addition, for Messrs. Johnson, Daitch, Smith (through his retirement on September 30, 2008), McKinney and Ricketts, we pay for lunch/athletic club dues and, in addition, for Mr. Johnson we pay for country club dues and, pursuant to his employment agreement, provide a car allowance, which he relinquished in October 2008. The Compensation Committee believes that the lunch/athletic club and country club dues and, when it was in place, car allowance are benefits for Mr. Johnson that are comparable with those received by other chief executive officers and that the lunch/athletic club dues for the other executive officers are benefits that are comparable with those received by other executive officers.

        On September 30, 2008, Mr. Smith retired as Senior Vice President, and on October 1, 2008, Cano and Mr. Smith entered into a Consulting Agreement (the "Consulting Agreement") with a one year term, with each party having the right to terminate the Consulting Agreement on 30 days notice. The Consulting Agreement provides for Mr. Smith to receive $3,000 per month and to provide at least 15 hours of consulting services as requested by the Chief Executive Officer. Mr. Smith shall receive $200 per hour for any consulting services during any calendar month in excess of 15 hours. In connection with entering into the Consulting Agreement, on September 30, 2008, Cano vested 86,043 shares of Mr. Smith's restricted stock with the remaining 130,624 shares of restricted stock being forfeited.

  How Elements of Our Compensation Program Are Related to Each Other

        We view the various components of compensation as related but distinct with a significant portion of total compensation reflecting "pay for performance." Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash or non-cash compensation, or among different forms of non-cash compensation. However, for Fiscal 2008, Messrs. Johnson, Smith and McKinney received (i) the most value from the May 2008 restricted stock grants which related to Fiscal 2008 results, (ii) the second most value from the July 2007 restricted stock grants which related to Fiscal 2007 results, (iii) the third most value from their base salaries and (iv) the least value from their cash bonuses. For Fiscal 2008 for Mr. Ricketts, he received (i) the most value from the May 2008 restricted stock grant which related to Fiscal 2008 results, (ii) the second most value from his base salary, (iii) the third most value from the July 2007 restricted stock grant which related to Fiscal 2007 results and (iv) the least value from his cash bonus. For Fiscal 2008 for Mr. Feiner, he received (i) the most value from the May 2008 restricted stock grant which related to Fiscal 2008 results, (ii) the second most value from his base salary and (iii) the least value from his cash bonus. Since Mr. Feiner was not an executive officer in June-July 2007, he did not receive a restricted stock grant in July 2007. The Compensation Committee anticipates that the ranking of the value of stock grants, base salaries and cash bonuses in descending order will remain its goal for Fiscal 2009 although there is no set ratio between the 3 elements.

  Accounting and Tax Considerations

        To date, our compensation program has complied with Section 162(m) of the Code. Under Section 162(m), a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1 million in any taxable year, unless the compensation is performance based. In connection with the 2008 Annual Stockholders Meeting, we will request that the stockholders approve the 2008 Annual Incentive Plan. If the stockholders approve such plan, we anticipate that any bonuses paid under the 2008 Annual Incentive Plan in fiscal year

2010 and beyond will be deemed to be performance based and meet the qualifications of Section 162(m).

        Although we will generally attempt to structure executive compensation so as to preserve deductibility, we also believe that there may be circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Internal Revenue Code, including any bonuses paid under our 2009 Fiscal Year Bonus. Although equity awards may be deductible for tax purposes by us, the accounting rules pursuant to Statement of Financial Accounting Standard 123R, Share-Based Payment, require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

  Termination of Employment Arrangements

  Employment Agreements

        As described under "Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table, we have entered into employment agreements with Messrs. Johnson, Daitch, Smith, McKinney, Ricketts and Feiner. Mr. Smith's employment agreement terminated upon his retirement on September 30, 2008.

        If we do one of the following:

  •
  terminate a executive officer other than due to his physical or mental illness or other than for "Cause;"

  •
  assign him any duties materially inconsistent with his current position with us; or

  •
  assign him a title, office or status which is inconsistent with his present title, office or status, other than a promotion,

we shall pay him the greater of the following:

  •
  his annual base salary for the remainder of the term of his employment agreement; or

  •
  six months of his annual base salary.

        See the definition of "Cause" under "Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table."

        If within twelve months after a "Change in Control," we terminate any executive officer's employment for any reason or if any executive officer resigns at any time after any diminution of his job title, duties or compensation or the relocation of him to an office in a county that does not abut Tarrant County, Texas, we shall pay such executive officer three times his annual salary and three times his prior year's bonuses and shall provide for three years to him, his spouse and dependents the right to participate in any health and dental plans that we maintain for our employees.

        See the definition of "Change in Control" under "Potential Payments Under Termination or Change-in-Control."

         Equity Plans.    Pursuant to their stock option agreements, upon a "Change in Control," the unvested stock options of all employees, including the executive officers, vest immediately prior to the effective date of the "Change in Control." On August 20, 2007, we amended the restricted stock award agreements of all employees, including the executive officers, such that upon a "Change in Control," the unvested restricted stock also vests immediately prior to the effective date of the "Change in Control."

        The "Change in Control" provisions in both the employment agreements and the stock option and restricted stock agreements help prevent management from being distracted by rumored or actual changes in control. The "Change in Control" provisions provide:

  •
  incentives for executive officers to remain with Cano despite the uncertainties of a potential or actual change in control transaction;

  •
  assurance of severance and benefits for terminated executive officers; and

  •
  access to equity components after a change in control.

        While there is a double trigger for an executive officer to receive cash payments upon a change in control, there is a single trigger for the vesting of stock options and restricted stock agreements for all employees for the following reasons:

  •
  to be competitive with what we believe to be the standards for the treatment of equity upon a change in control;

  •
  employees who remain after a change of control are treated the same with regard to equity as the general stockholders who could sell or otherwise transfer their equity upon a change in control; and

  •
  since Cano would not exist in its present form after a change in control, executives should not have to have their return on such equity dependent upon the new company's future success.

  Stock Ownership Policy

        Currently the Company does not have a stock ownership policy and does not have a policy that prohibits employees hedging their economic exposure to any shares of the Company stock that they might own or from pledging their shares.

  Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K, Item 402(b) with management. Based on the review and discussions referred to in the preceding sentence, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.

By the Compensation Committee: Donald Niemiec, Chairman Robert L. Gaudin David Wehlmann

2008 and 2007 Summary Compensation Table

        The following table summarizes the total compensation awarded to, earned by or paid to (i) S. Jeffrey Johnson, our Chief Executive Officer and Chairman of the Board for Fiscal 2007 and Fiscal 2008, (ii) Morris B. Smith, our Senior Vice President and Chief Financial Officer for Fiscal 2007 and through June 23, 2008 and a Senior Vice President from June 23, 2008 through June 30, 2008, (iii) Benjamin Daitch, our Senior Vice President and Chief Financial Officer since June 23, 2008, (iv) Patrick M. McKinney, our Senior Vice President of Engineering and Operations, and Michael J. Ricketts, our Vice President and Chief Accounting Officer, for Fiscal 2007 and Fiscal 2008 and (v) Phillip Feiner, our Vice President and General Counsel since May 7, 2008. This table and the accompanying narrative should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives and other information regarding our executive compensation program. Since Mr. Feiner was not an executive officer during Fiscal 2007, his compensation is only shown for Fiscal 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(c)	Total ($)

S. Jeffrey Johnson	2008	492,815	—	535,237	112,688	33,039	29,355	1,203,134
Chief Executive Officer and Chairman of the Board	2007	460,575	300,000	—	77,236	—	24,479	862,290

Benjamin Daitch Senior Vice President and Chief Financial Officer	2008	4,808	—	10,263	—	—	231	15,302

Morris B. Smith	2008	300,000	—	533,369	39,441	40,000	—	912,810
Senior Vice President	2007	240,000	200,000	195,279	57,863	—	—	693,142

Patrick M. McKinney	2008	250,000	—	497,700	56,344	16,212	1,385	821,641
Senior Vice President of Engineering and Operations	2007	194,375	150,000	55,237	38,618	—	—	438,230

Michael J. Ricketts	2008	187,000	—	116,110	45,075	30,000	748	378,933
Vice President and Principal Accounting Officer	2007	175,000	93,000	—	30,894	—	—	298,894

Phillip Feiner Vice President and General Counsel	2008	143,118	23,000	15,297	17,678	10,000	—	209,093

(a)
Amounts reported reflect the dollar amount required to be expensed for financial statement reporting purposes in Fiscal 2007 and Fiscal 2008 in accordance with Statement of Financial Accounting Standards No. 123 (R), "Share Based Payment" and includes awards granted in prior periods. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. We refer you to the discussion of the assumptions used in the valuation in Note 8 of Notes to Consolidated Financial Statements in our 2008 Annual Report on Form 10-K. The restricted stock was granted under our 2005 Long-Term Incentive Plan. The ultimate amount realized may be significantly more or less than the amount shown depending on the price of our stock at the time of vesting or the time of sale of the restricted stock.

(b)
Amounts reported reflect the dollar amount required to be expensed for financial statement reporting purposes in our Fiscal 2008 in accordance with Statement of Financial Accounting Standards No. 123 (R), "Share Based Payment" and includes awards granted in prior periods. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. We refer you to the discussion of the assumptions used in the valuation in Note 8 of Notes to Consolidated Financial Statements in our 2008 Form 10-K. All stock options were under our 2005

  Long-Term Incentive Plan. The ultimate amount realized may be significantly more or less than the amount shown depending on the price of our stock at the time of exercise

(c)
For Mr. Johnson, "All Other Compensation" consists of the total of all car allowances, lunch/athletic club dues and country club dues we paid for on behalf of Mr. Johnson and all Company 401(K) contributions. For all others, consists of Company 401(K) contributions.

Grants of Plan-Based Awards During Fiscal 2008

        Shown in the table below are the restricted stock and stock option grants to acquire common stock made during Fiscal 2008 to our executive officers under the 2005 Long-Term Incentive Plan.

								All Other Option Awards: Number of Securities Underlying Options (#)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)		Exercise or Base Price of Option Awards ($/Sh)(d)	Grant Date Fair Value of Stock and Option Awards ($)(e)
	Compensation Committee Approval Date
Name			Grant Date	Threshold ($)(a)	Target ($)(b)	Maximum ($)(c)
S. Jeffrey Johnson				19,100	382,000	573,000	—	—	—	—
	6/28/07		7/2/07	—	—	—	135,000	—	—	788,400
	5/7/08		5/12/08	—	—	—	160,000	—	—	1,152,000
Ben Daitch	6/12/08		6/23/08	—	—	—	100,000	—	—	933,000
Morris B. Smith				11,250	225,000	338,000	—	—	—	—
	6/28/07		7/2/07	—	—	—	115,000	—	—	671,600
	5/7/08		5/12/08	—	—	—	120,000	—	—	864,000
Patrick M. McKinney				9,375	187,500	281,000	—	—	—	—
	6/28/07		7/2/07	—	—	—	115,000	—	—	671,600
	5/7/08		5/12/08	—	—	—	120,000	—	—	864,000
Michael J. Ricketts				4,700	94,000	141,000	—	—	—	—
	6/28/07		7/2/2007	—	—	—	30,000	—	—	175,200
	5/7/08		5/12/08	—	—	—	30,000	—	—	216,000
Phillip Feiner (f)				624	12,495	18,743	—	—	—	—
	(g	)	2/19/08	—	—	—	—	10,000	5.75	26,500
	5/7/08		5/12/08	—	—	—	30,000	—	—	216,000

(a)
The threshold amount is the least amount that could be earned assuming that only either the threshold EBITDA or Finding and Development Cost performance goal is met since these goals have the lowest weighting.

(b)
The target amount is the amount that could be earned assuming that the target performance goals of all four performance metrics are met and the target discretionary amount is awarded.

(c)
The maximum amount is the amount that could be earned assuming that the maximum performance goals of all four performance metrics are met and the maximum discretionary amount is awarded.

(d)
The exercise price is based on our closing stock price of $5.75 on February 19, 2008.

(e)
The grant date fair value was determined in accordance with Statement of Financial Accounting Standards No. 123 (R), "Share Based Payment" and represents the full grant date fair value for restricted stock awards and options granted during Fiscal 2008.

(f)
Mr. Feiner was not granted potential awards under non-equity incentive plan awards until May 2008; therefore, his amounts represent only the May-June 2008 portion of Fiscal 2008.

(g)
Granted by Chief Executive Officer pursuant to authority granted by the Board of Directors under the 2005 Long-Term Incentive Plan since Mr. Feiner was not an executive officer at such time.

Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

        We are party to employment agreements with the executive officers as follows:

         S. Jeffrey Johnson.    We have an employment agreement with Mr. Johnson through May 31, 2011 pursuant to which he receives a current annual salary of $509,480 and a bonus to be determined at the discretion of the Board of Directors of up to Mr. Johnson's entire annual base salary. Mr. Johnson is entitled to receive raises of at least 7% per year effective on January 1 of each year. Mr. Johnson has elected to forego his 7% annual raise that was to be effective January 1, 2009.

         Benjamin Daitch.    We have an employment agreement with Mr. Daitch through June 23, 2011, appointing him as Senior Vice President and Chief Financial Officer. Pursuant to the employment agreement, his current annual salary is $250,000 and he is eligible for a bonus to be determined at the discretion of the Board of Directors of up to his entire annual base salary and/or stock bonuses.

         Morris B. "Sam" Smith.    We had an employment agreement with Mr. Smith through May 31, 2011, appointing him as Senior Vice President and Chief Financial Officer and this employment agreement terminated on September 30, 2008 upon Mr. Smith's retirement from the Company.

         Patrick McKinney.    We have an employment agreement with Mr. McKinney through May 31, 2011, appointing him as Senior Vice President—Engineering and Operations. Pursuant to the employment agreement, his current annual salary is $250,000 and he is eligible for a bonus to be determined at the discretion of the Board of Directors of up to his entire annual base salary and/or stock bonuses.

         Michael J. Ricketts.    We have an employment agreement through May 31, 2011 with Michael J. Ricketts, Vice President and Principal Accounting Officer. Pursuant to the employment agreement, his current annual salary is $187,000 and he is eligible for a bonus to be determined at the discretion of the Board of Directors of up to his entire annual base salary.

         Phillip Feiner.    We have an employment agreement with Mr. Feiner through May 31, 2011, appointing him as Vice President and General Counsel. On September 8, 2008, we amended his employment agreement to increase his current annual base salary to $170,000. Pursuant to the employment agreement, his current annual salary is $170,000 and he is eligible for a bonus to be determined at the discretion of the Board of Directors of up to his entire annual base salary and/or stock bonuses.

        Pursuant to the employment agreements with Messrs. Johnson, Daitch, Smith (through September 30, 2008), McKinney, Ricketts and Feiner, without incurring any additional liability, we may terminate the employment of any of them prior to the termination of his employment agreement for the following:

  •
  upon his death,

  •
  if, due to illness, he shall have been absent or unable to perform his duties for a total of 90 days during any 12 month period, or

  •
  for "Cause."

        We shall have "Cause" to terminate the employment of each of Messrs. Johnson, Daitch, Smith and Feiner under his employment agreement upon one of the following:

  •
  the willful and continued failure by him to perform his duties;

  •
  the willful engaging in misconduct which is injurious or disparaging to us; or

  •
  the conviction any felony or crime of moral turpitude.

        We shall have "Cause" to terminate either Mr. McKinney's employment or Mr. Ricketts's employment under his employment agreement upon one of the following:

  •
  financial dishonesty;

  •
  willful refusal for at least 10 days to comply with reasonable directions of us after receiving written notice of such noncompliance;

  •
  gross negligence or reckless or willful misconduct in the performance of his duties;

  •
  the failure to perform, or continuing neglect in the performance of duties for at least 10 days after receipt of written notice of such failure or neglect;

  •
  misconduct which has a materially adverse effect on our business or reputation;

  •
  use of illicit or illegal drugs;

  •
  abuse of alcohol or prescription medication;

  •
  the conviction of, or plea of nolo contender to, any felony or a misdemeanor involving moral turpitude or fraud;

  •
  continuing the material breach of any provision of the employment agreement for at least 10 days after receipt of written notice of such breach;

  •
  the violation of our policies; or

  •
  a violation of the confidentiality and non-competition provisions in the employment agreement.

        See "Potential Payments Under Termination or Change in Control" for additional information regarding the specific financial ramifications for termination of a executive officer for "cause" or pursuant to a "change in control."

         Bonuses.    See "Compensation Discussion and Analysis—How We Determine Each Element of Compensation—Fiscal 2008—Cash Bonuses," regarding the cash bonuses that we paid to the executive officers in September 2008 and the rationale for such payments as well as a cash bonus paid to Mr. Feiner in November 2007.

         Stock Incentive Plan.    See "Compensation Discussion and Analysis—How We Determine Each Element of Compensation—Fiscal 2008—Stock Incentive Plan," regarding the restricted stock granted to Messrs. Johnson, Smith, McKinney and Ricketts on July 2, 2007 and May 12, 2008, the stock options granted to Mr. Feiner on February 18, 2008, the restricted stock granted to Mr. Feiner on May 12, 2008, the restricted stock granted to Mr. Daitch on June 23, 2008 and the rationale for such grants.

         General.    Any dividends that are paid on our common stock are also payable on the restricted stock. The executive officers have the right to vote all shares of restricted held by them.

        Base salary paid and the amount of cash bonuses/non-equity incentive plan compensation paid represented from 31.4% to 84.2% of the executive officers' total compensation as represented in the Summary Compensation Table with the percentages being as follows: Mr. Johnson—43.7%;

Mr. Daitch—31.4%; Mr. Smith—37.2%; Mr. McKinney—32.4%; Mr. Ricketts—57.3%; and Mr. Feiner—84.2%.

Outstanding Equity Awards at June 30, 2008

        The following table summarizes the total outstanding equity awards as of June 30, 2008 for each executive officer. The market value of the stock awards was based on the closing price of our common stock as of June 30, 2008 (the last trading day of the Fiscal 2008) which was $7.94 per share. The unvested restricted stock grants and stock option awards include the grants of restricted stock and grants of stock options made in Fiscal 2008 which are also included in the Grants of Plan-Based Awards Table, all of which were unvested at June 30, 2008.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(b)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(c)	Market Value of Shares of Stock That Have Not Vested ($)(a)
S. Jeffrey Johnson	33,000	66,667	5.42	12/28/2016	295,000	2,342,300
Benjamin Daitch	—	—	—	—	100,000	794,000
Morris B. Smith	25,000	—	6.30	12/13/2015	255,000	2,024,700
	11,667	23,333	5.42	12/28/2016	—	—
Patrick M. McKinney	16,667	33,333	5.42	12/28/2016	265,000	2,104,100
Michael J. Ricketts	13,333	26,667	5.42	12/28/2016	60,000	476,400
Phillip Feiner	—	12,000	6.15	6/30/2017	30,000	238,200
	—	10,000	5.75	2/19/2018	—	—

(a)
The market value is based on the June 30, 2008 closing price of $7.94 per share.

(b)
The following table provides the vesting dates as of June 30, 2008 for unvested stock options.

Vesting Date	S. Jeffrey Johnson	Morris B. Smith(1)	Patrick McKinney	Michael Ricketts	Phillip Feiner
December 28, 2008	33,333	11,666	16,666	13,333	—
February 19, 2009	—	—	—	—	3,333
December 28, 2009	33,334	11,667	16,667	13,334	—
February 19, 2010	—	—	—	—	3,333
June 30, 2010	—	—	—	—	12,000
February 19, 2011	—	—	—	—	3,334
Total Unvested Stock Options	66,667	23,333	33,333	26,667	22,000

(1)
Due to Mr. Smith's retirement on September 30, 2008, these stock options were forfeited.

(c)
The following table provides the vesting dates as of June 30, 2008 for unvested stock awards.

Vesting Date	S. Jeffrey Johnson	Benjamin Daitch	Morris B. Smith		Patrick McKinney	Michael Ricketts	Phillip Feiner
July 2, 2008	45,000	—	38,333		38,333	10,000	—
May 12, 2009	53,333	—	40,000	(1)	40,000	10,000	10,000
June 23, 2009	—	33,333	—		—	—	—
July 2, 2009	45,000	—	38,333	(1)	38,333	10,000	—
May 12, 2010	53,333	—	40,000	(1)	40,000	10,000	10,000
June 23, 2010	—	33,333	—		—	—	—
July 2, 2010	45,000	—	38,334	(1)	38,334	10,000	—
May 12, 2011	53,334	—	40,000	(1)	40,000	10,000	10,000
June 23, 2011	—	33,334	—		—	—	—
Total Unvested Stock Awards	295,000	100,000	255,000	(1)	265,000	60,000	30,000

(1)
Pursuant to his consulting agreement entered into on October 1, 2008 with the Company, on September 30, 2008, the Company vested 86,043 shares of Mr. Smith's restricted stock with the remaining 130,624 shares of restricted stock being forfeited.

Option Exercises and Stock Vested During Fiscal 2008

        The following table summarizes for Fiscal 2008 the number of shares of stock acquired by Mr. Smith upon the vesting of restricted stock and the value realized, before payout of any applicable withholding tax. No other executive officers had any restricted stock vest in Fiscal 2008 and no executive officers exercised any stock options in Fiscal 2008.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Morris B. Smith	25,000	188,500

Potential Payments Upon Termination or Change-in-Control

  Termination without Death, Physical or Mental Illness or Cause

        If we do one of the following to Messrs. Johnson, Daitch, Smith (through September 30, 2008), McKinney, Ricketts or Feiner:

  •
  terminate him other than due to his death, physical or mental illness or other than for "Cause;"

  •
  assign him any duties materially inconsistent with his current position with us; or

  •
  assign him a title, office or status which is inconsistent with his present title, office or status, other than a promotion,

        we shall pay him in a lump sum the greater of the following:

  •
  his annual base salary for the remainder of the term of his employment agreement; or

  •
  six months of his annual base salary; plus

  •
  any accrued and unused vacation days.

        See the definition of "Cause" set forth in "Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table."

  Termination upon Death or Disability

        Pursuant to the terms of the 2008 Annual Incentive Plan, if Messrs. Johnson, Daitch, Smith (through September 30, 2008), McKinney, Ricketts or Feiner dies or becomes disabled and cannot work during the fiscal year, such executive officer shall, if the Compensation Committee so determines, be eligible to receive pro rata portion of the bonus that would have been payable to such executive officer, if he had remained employed, based on the number of days worked during the applicable performance period. The table below assumes that the Compensation Committee would pay the amount earned under the 2008 Fiscal Year Bonus to the executive officer that died or became disabled.

  Change of Control

        If within twelve months after a "Change in Control," we terminate the employment of Messrs. Johnson, Daitch, Smith (through September 30, 2008), McKinney, Ricketts or Feiner for any reason or if any of them resigns at any time after any diminution of his job title, duties or compensation or the relocation of him to an office in a county that does not abut Tarrant County, Texas, we shall pay in a lump sum the applicable executive officer three times his annual salary and three times his prior year's bonuses and shall provide for three years to him, his spouse and dependents the right to participate in any health and dental plans that we maintain for our employees, on the same basis as participation by such employees. The table below assumes that the Compensation Committee would pay three times the amount earned under the 2008 Fiscal Year Bonus to the executive officer.

        A "Change in Control" shall mean the following:

  •
  any transaction in which Cano is not the continuing or surviving corporation or pursuant to which shares of Cano's common stock would be converted into cash, securities or other property unless the holders of Cano's common stock immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction;

  •
  any transfer of all or substantially all of the assets of Cano;

  •
  the stockholders of Cano approve any plan or proposal for the liquidation or dissolution of Cano;

  •
  the cessation of control of the board by the individuals who:

  •
  at the effective date of the agreement were directors; or

  •
  become directors after the effective date of the agreement and whose election or nomination for election by Cano's stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the effective date or whose election or nomination for election was previously so approved;

  •
  subject to certain exceptions, the acquisition of beneficial ownership of 50% or more of the voting power of Cano's outstanding voting securities by any person or group who beneficially owned less than 50% of the voting power of Cano's outstanding voting securities on the effective date; or

  •
  a Cano bankruptcy proceeding.

        As described in "Compensation Discussion and Analysis—Termination of Employment Arrangements—Equity Plans," the unvested stock options and restricted stock of all employees, including the executive officers, vest immediately prior to the effective date of a "Change-in-Control."

        Set forth below are the amounts that our executive officers would have received if specified events had occurred on June 30, 2008. The closing stock price on June 30, 2008 was $7.94 per share.

	Event	Cash Salary	Cash Bonus	Accrued and Unused Vacation	Acceleration of Options and Restricted Stock(5)	Welfare Benefits	Total
S Jeffrey Johnson	Termination(1)	$1,643,247	$—	$19,595	$—	—	$1,662,842
	Termination(2)	—	33,039	19,595	—	—	52,634
	Change in Control and Termination(3)	1,528,440	99,117	19,595	2,510,301	37,800	4,195,253
	Change in Control and No Termination(4)	—	—	—	2,510,301	—	2,510,301
Benjamin Daitch	Termination(1)	750,000	—	9,615	—	—	759,615
	Termination(2)	—	—	9,615	—	—	9,615
	Change in Control and Termination(3)	750,000	—	9,615	794,000	37,800	1,591,415
	Change in Control and No Termination(4)	—	—	—	794,000	—	794,000
Morris B. Smith	Termination(1)	875,000	—	11,538	—	—	886,538
	Termination(2)	—	40,000	11,538	—	—	51,538
	Change in Control and Termination(3)	900,000	120,000	11,538	2,083,500	1,600	3,116,638
	Change in Control and No Termination(4)	—	—	—	2,083,500		2,083,500
Patrick M. McKinney	Termination(1)	729,167	—	9,615	—	—	738,782
	Termination(2)	—	16,212	9,615	—	—	25,827
	Change in Control and Termination(3)	750,000	48,636	9,615	2,188,100	37,800	3,034,151
	Change in Control and No Termination(4)	—	—	—	2,188,100	—	2,188,100

	Event	Cash Salary	Cash Bonus	Accrued and Unused Vacation	Acceleration of Options and Restricted Stock(5)	Welfare Benefits	Total
Michael J. Ricketts	Termination(1)	$545,417	—	$7,192	—	—	$552,609
	Termination(2)	—	30,000	7,192	—	—	37,192
	Change in Control and Termination(3)	561,000	90,000	7,192	543,600	37,800	1,239,592
	Change in Control and No Termination(4)	—	—	—	543,600	—	543,600
Phillip Feiner	Termination(1)	437,500	—	5,769	—	—	443,269
	Termination(2)	—	33,000	5,769	—	—	38,769
	Change in Control and Termination(3)	450,000	99,000	5,769	281,580	37,800	874,149
	Change in Control and No Termination(4)	—	—	—	281,580	—	281,580

(1)
Assumes we terminated the executive officer on June 30, 2008 other than due to his death, physical or mental illness or other than for "Cause." On June 30, 2008, the term of the employment agreements for Messrs. Johnson, Smith, McKinney, Ricketts and Feiner were to expire on May 31, 2011, and the employment agreement of Mr. Daitch was to expire on June 23, 2011.

(2)
Assumes the executive officer on June 30, 2008 died or was disabled by a physical or mental illness.

(3)
Assumes that within twelve months after a "Change in Control," we terminated the employment of the executive officer on June 30, 2008 for any reason or on June 30, 2008, the executive officer resigned after any diminution of his job title, duties or compensation or the relocation of him to an office in a county that does not abut Tarrant County, Texas.

(4)
Assumes a "Change in Control" only occurs on June 30, 2008, but that there is not on June 30, 2008 a termination of the employment of the executive officer and there is no resignation on June 30, 2008 due to any diminution of his job title, duties or compensation or the relocation of him to an office in a county that does not abut Tarrant County, Texas.

(5)
This amount reflects (i) for unvested stock options, the difference between the closing price of Cano's common stock at June 30, 2008 of $7.94 and the exercise price of the unvested options that would vest upon a change of control and (ii) for restricted stock, the value of the restricted stock being vested based on the closing price of Cano's common stock at June 30, 2008 of $7.94.

2008 Director Compensation

Name	Fees Earned or Paid in Cash(4)	Option Awards(5)	Total
Gerald W. Haddock(1)	$37,000	$115,742	$152,742
Randall Boyd	40,000	115,742	155,742
Donald W. Niemiec	69,000	114,550	183,550
Robert L. Gaudin	53,000	114,550	167,550
William O. Powell	56,000	113,551	169,551
David Wehlmann(2)	45,000	84,644	129,664
Donnie D. Dent(3)	12,000	31,098	43,098

    (1)
    Resigned as a director on October 23, 2008.

    (2)
    Elected as a director on December 12, 2007.

    (3)
    Retired as a director on December 12, 2007.

    (4)
    Represents the amount of compensation earned and paid in cash during Fiscal 2008 for Board and committee service and includes an amount for pro-rated annual retainer and annual committee retainer fee for services not yet earned from July 1, 2008 through December 31, 2008.

    (5)
    Amounts reported reflect the dollar amount required to be expensed for financial statement reporting purposes in Fiscal 2008 in accordance with Statement of Financial Accounting Standards No. 123 (R), "Share Based Payment" and includes awards granted in prior periods. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. We refer you to the discussion of the assumptions used in the valuation in Note 8 of Notes to Consolidated Financial Statements in our 2008 Form 10-K. The grant date fair value of the stock options granted in Fiscal 2008 for each of Messrs. Haddock, Boyd, Niemiec, Gaudin, Powell and Wehlmann was $507,862. The grant date fair value was determined in accordance with Statement of Financial Accounting Standards No. 123 (R), "Share Based Payment" and represents the full grant date fair value for the options granted during Fiscal 2008 to our non-employee directors. The stock options granted during Fiscal 2008 was granted under our 2005 Long-Term Incentive Plan. The ultimate amount realized may be significantly more or less than the amount shown depending on the price of our stock at the time of exercise. At June 30, 2008, our directors had options exercisable into the following number of shares: Mr. Boyd—100,000 shares; Mr. Haddock—150,000 shares; Messrs. Gaudin and Niemiec—45,833 shares, Mr. Powell—45,137 shares and Mr. Wehlmann—25,000 shares.

        Each non-employee director receives an annual cash retainer of $30,000. Each non-employee director receives $1,000 cash for each Board of Directors meeting and Board of Directors committee meeting attended. The Audit Committee Chairman and Compensation Committee Chairman each receive an additional annual cash retainer to $10,000. The Nominating and Corporate Governance Committee Chairman receives an additional annual cash retainer of $3,000.

        On December 12, 2007, Messrs. Haddock, Boyd, Niemiec, Gaudin, Powell and Wehlmann were granted stock options to purchase 25,000 shares of our common stock at the per share closing price on December 12, 2007 which was $7.25 with such options being immediately vested. On June 28, 2007, we resolved that upon the resignation of any current member of the Board of Directors who is in good standing on the date of resignation, such member's unvested stock options shall be vested and shall have the exercise period extended to 24 months after the date of resignation. On December 12, 2007,

Mr. Dent retired as a director, his unvested stock options vested pursuant to this provision and the exercise period for his options was extended to December 12, 2009.

Certain Relationships and Related Transactions

Honey Hole Production

        Pursuant to an agreement dated December 16, 2004, we agreed with R.C. Boyd Enterprises, a Delaware corporation, to become the lead sponsor of a television production called Honey Hole (the "Honey Hole Production"). For Fiscal 2008, we paid an aggregate of $150,000 to R.C. Boyd Enterprises. Pursuant to an agreement dated as of December 5, 2007, we agreed that we would cease being a sponsor on December 31, 2008. We are to pay $75,000 from July 1, 2008 through December 31, 2008. We are entitled to receive two thirty second commercials during all broadcasts of the Honey Hole Production and receive opening and closing credits on each episode. As part of our sponsorship, we are able to provide fishing and outdoor opportunities for children with cancer, children from abusive family situations and military veterans. Randall Boyd, one of our current directors, is the sole shareholder of R.C. Boyd Enterprises.

November 2007 Private Placement

        On November 2, 2007, we entered into a Securities Purchase Agreement with 31 institutional investors, including the following affiliates of prior 5% stockholders: Trapeze Capital Corp. and Trapeze Asset Management, Inc. and GLG North American Opportunity Fund. Trapeze Capital Corp. purchased 296,800 shares of our common stock for $2,122,120, Trapeze Asset Management purchased 683,200 shares of our common stock for $4,884,880 and GLG North American Opportunity Fund purchased 300,000 shares of our common stock for $2,145,000. The purchases closed on November 7, 2007.

Related Party Transaction Policy

        In addition to the obligations of the directors, officers and employees under our Code of Ethics and Business Conduct, available at www.canopetro.com, the Board of Directors has adopted a written policy with respect to the review, approval or ratification of related party transactions. Our policy generally defines a related party transaction as a transaction or series of related transactions or any material amendment to any such transaction of $120,000 or more involving Cano and any executive officer of Cano, any director or director nominee of Cano, persons owning 5% or more of our outstanding stock at the time of the transaction, any immediate family member of any of the foregoing persons, or any entity that is owned or controlled by any of the foregoing persons or in which any such person serves as an executive officer or general partner or, together with all of the foregoing persons, owns 10% or more of the equity interests thereof.

        The policy requires our Audit Committee, or if it is not practicable for Cano to have an Audit Committee meeting, the chairman of the Audit Committee, to review and approve related party transactions and any material amendments to such related party transactions. In reviewing and approving any related party transaction or any material amendment thereto, the Audit Committee, or the chairman if applicable, is to (i) satisfy itself or himself that it or him has been fully informed as to the related party's relationship and interest and as to the material facts of the proposed related party transaction or the proposed material amendment to such transaction, and (ii) determine that the related party transaction or material amendment thereto is fair to the Company. At each Audit Committee meeting, management shall recommend any related party transactions and any material amendments thereto, if applicable, to be entered into by us. If the chairman of the Audit Committee approves the related party transactions or material amendment thereto, the chairman shall present the transactions or amendments to the Audit Committee at its next meeting for ratification. After review, the Audit Committee shall approve or disapprove, or ratify or not ratify if applicable, such transactions and any material amendments to such transactions.

        Because our written related party transaction policy was not in place early in Fiscal 2008, the original Honey Hole Production transaction was not approved in accordance with such policy. However, the Audit Committee subsequently ratified the Honey Hole Production transaction in accordance with the policy. In accordance with this policy, the Audit Committee approved the December 5, 2007 agreement pursuant to which we are ending our sponsorship on December 31, 2008 and ratified the Securities Purchase Agreement with Trapeze Capital Corp., Trapeze Asset Management, Inc. and GLG North American Opportunity Fund.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	984,051		$5.88	1,410,221	(1)
Equity compensation plans not approved by security holders
• All Directors	50,000	(2)	$4.13	0
• Individual Director	50,000	(3)	$4.00	0
Total	1,084,051		$5.71	1,410,221

(1)
The 1,410,221 shares available for future issuance are under the 2005 Long-Term Incentive Plan which permits the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards.

(2)
During our March 2005 Board of Directors meeting, the directors approved our 2005 Directors' Stock Option Plan. The purpose of the plan was to attract, retain and compensate highly qualified individuals who are not employees for service as members of the Board of Directors by providing them with competitive compensation and an ownership interest in our common stock. The plan became effective on April 1, 2005 and was terminated by the Board of Directors in December 2005 except for the grants that had already been made pursuant to such plan. At June 30, 2008, there were options outstanding exercisable into 25,000 shares under the Directors stock option plan issued to each of the following: Gerald W. Haddock and Randall Boyd. Each of these options has an exercise price of $4.13 per share. The presently granted options vested on April 1, 2006 and expire on April 1, 2015.

(3)
Mr. Haddock agreed to provide certain management and financial consulting services to us. In consideration for such services, we granted Mr. Haddock options to purchase 50,000 shares of our common stock at an exercise price of $4.00 per share. Such options became exercisable six months from the grant date (the "Vest Date") and expire ten years from the Vest Date.

 ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of change in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

Name and Relationship	Number of late reports	Transactions not timely reported	Known failures to file a required form
Randall Abramson (10% Stockholder)	1	2	0

 STOCKHOLDER PROPOSALS

        It is currently contemplated that Cano's 2009 Annual Meeting of Stockholders will take place on December 15, 2009. Under the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as Directors, or to introduce an item of business at an Annual Meeting of Stockholders. Any stockholder who intends to present a proposal at the 2009 Annual Meeting of Stockholders, and who wishes to have a proposal included in Cano's proxy statement for that meeting, must deliver the proposal to the attention of Cano's Secretary at Cano's principal executive offices at 801 Cherry St., Suite 3200, Fort Worth, TX 76102, for receipt not later than August 10, 2009. A stockholder proposal submitted outside of the processes established in Regulation 14a-8 promulgated by the SEC will be considered untimely after October 24, 2009. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

         Nomination Requirements.    The nomination of an individual to the Board of Directors by a stockholder must contain the following information:

  •
  as to the nominee:

  •
  the name, age, business address and residence address of the person;

  •
  the principal occupation or employment of the person;

  •
  the class and number of shares of capital stock of the corporation which are beneficially owned by the person; and

  •
  such other information relating to the person, as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such person whether or not such proxies are in fact solicited for the election of such person; and

  •
  as to the stockholder giving the notice

  •
  the name and address, as they appear in Cano's stock ledger, of the stockholder and the name and address of the beneficial owner of Cano's shares of stock, if different from the record stockholder, on whose behalf the recommendation is made;

  •
  the class and number of the shares of stock of Cano that are owned beneficially and of record by the record stockholder and by the beneficial owner of Cano's shares of stock, if different from the record stockholder, on whose behalf the recommendation is made;

  •
  any material interest or relationship that such recommending record stockholder and/or the beneficial owner of Cano's shares of stock, if different from the record stockholder, on whose behalf the recommendation is made, have with the recommended individual;

  •
  biographical information concerning the recommended individual, including age, employment history (including employer names and a description of the employer's business);

  •
  all previous and current board memberships or similar positions held by the recommended individual; any other information that the stockholder believes would aid the committee in its evaluation of the recommended individual;

  •
  written consent of the recommended individual

  •
  to stand for election if nominated by the Board of Directors and to serve as director if elected by Cano's stockholders,

    •
    to comply with the expectations and requirements for service on the Board of Directors set forth in the Code of Ethics and Business Conduct and any other applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members;

    •
    to provide all relevant information required to conduct an evaluation; and

    •
    all other information relating to the recommended individual that may be required by applicable laws.

        We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility for election of such nominee as a director.

         Stockholder Proposal Requirements.    Notice of a proposed item of business by a stockholder, other than the nomination of an individual to the Board of Directors, must include:

  •
  a reasonably detailed description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

  •
  the name and address, as they appear in Cano's stock ledger, of the stockholder and the name and address of the beneficial owner of Cano's shares of stock, if different from the record stockholder, on whose behalf the recommendation is made,

  •
  the class and number of the shares of stock of Cano that are owned beneficially and of record by the record stockholder and by the beneficial owner of Cano's shares of stock, if different from the record stockholder, on whose behalf the recommendation is made,

  •
  any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business, and

  •
  such other information relating to the stockholder or the business proposed to be brought before the meeting as is required to be disclosed under the rules of the Securities and Exchange Commission governing the solicitation of proxies whether or not such proxies are in fact solicited by the stockholder.

         Other.    The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

        The nominating process for stockholder recommendations concerning possible candidates for the nomination to the Board of Directors has not changed from the process disclosed in the 2007 proxy statement. The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

 STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

        A stockholder may communicate directly with the Board of Directors or a committee of the Board of Directors by writing to Cano's Secretary, c/o Cano Petroleum, Inc., 801 Cherry St., Suite 3100, Fort Worth, TX 76102. Cano's Secretary will then forward your questions or comments directly to the Board of Directors unless the communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution or a communication of a similar nature. A stockholder communication relating to Cano's accounting, internal accounting controls or auditing will be referred to the members of the Audit Committee.

        The Secretary will send a written acknowledgement to a stockholder upon receipt of the communication submitted in accordance with the provisions set forth in this proxy statement unless the communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution or a communication of a similar nature. A stockholder wishing to contact the directors may do so anonymously; however, stockholders are encouraged to provide the name in which Cano's shares of stock are held and the number of such shares held.

        The following communications to the directors will not be considered a stockholder communication: (i) communication from a Cano officer or director; (ii) communication from a Cano employee or agent, unless submitted solely in such employee's or agent's capacity as a stockholder; and (iii) any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

 INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

        The following table presents fees for professional audit services rendered by Hein & Associates L.L.P. for the audit of Cano's consolidated financial statements as of and for the years ended June 30, 2007 and 2008, and for other services normally provided in connection with statutory filings applicable to those periods. This table also reflects fees for other services.

	2008	2007
Audit Fees(1)	$537,097	$641,952
Audit-Related Fees(2)	1,771	1,200
Tax Fees(3)	7,347	71,222
All Other Fees	—	—
Total	$546,215	$714,074

    (1)
    Includes audit of our financial statements included in our annual report on Form 10-K, reviews of quarterly financial reports on Form 10-Q, Sarbanes-Oxley Act Section 404 implementation consultations, review of registration statements and other services normally provided in connection with statutory filings.

    (2)
    Pertains to consultations regarding accounting and auditing matters.

    (3)
    Includes tax compliance, technical tax advice and tax planning in connection with the preparation of tax forms.

        It is expected that a representative of Hein & Associates LLP will be present at the Annual Meeting to respond to questions, but not to make a statement.

        We have established a policy to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. The chair of the Audit Committee is also authorized, pursuant to delegated authority, to pre-approve services on a case-by-case basis, and such approvals are communicated to the full Audit Committee at its next meeting. The Audit Committee approved 100% of the services described under the Audit Related Fees and Tax Fees.

Annual Report to Stockholders

        Our Annual Report to Stockholders for the year ended June 30, 2008, is being mailed to stockholders simultaneously with the mailing of this proxy statement. The Annual Report contains audited financial statements and is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Other Business

        We do not expect any business to come up for stockholder vote at the meeting other than the election of directors and the proposals contained in this proxy. If, however, any other matters properly come before the meeting, your proxy card authorizes the persons named as proxies to vote in accordance with their judgment on such other matters.

Questions

        If you have any questions or need more information about the annual meeting, please contact:

Cano Petroleum, Inc.
Phillip Feiner Vice President, General Counsel and Corporate Secretary 801 Cherry St., Suite 3200, Fort Worth, Texas 76102 Phone: 877-698-0900.
On behalf of the Board of Directors,
/s/ PHILLIP FEINER PHILLIP FEINER Corporate Secretary

Fort Worth, Texas
December 3, 2008

 APPENDIX A

CANO PETROLEUM, INC.
2008 ANNUAL INCENTIVE PLAN

Purpose

        The purpose of the Cano Petroleum, Inc. 2008 Annual Incentive Plan (the "Plan") is to advance the interests of Cano Petroleum, Inc. (the "Company") and its stockholders by (a) providing certain employees of the Company and its Subsidiaries (as hereinafter defined) incentive compensation which is tied to the achievement of pre-established and objective performance goals, (b) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and maintain employees who have outstanding skills and abilities and who achieve superior performance, and (c) fostering accountability and teamwork throughout the Company.

        The Plan is intended to provide Participants (as hereinafter defined) with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Section 162(m) of the Code and the treasury regulations promulgated thereunder.

Article I
Definitions

        For the purposes of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

        "Award" means a grant of Incentive Compensation that may be paid to an Eligible Employee upon the satisfaction of specified Performance Goal(s) for a particular Performance Period; such Performance Period may be a period of less than a Fiscal Year (e.g., six months, a "Short-Term Cash Bonus Award"), a period equal to a Fiscal Year (an "Annual Cash Bonus Award"), or a period in excess of a Fiscal Year (e.g., three Fiscal Years, a "Long-Term Cash Bonus Award").

        "Base Pay" means for a Performance Period with a duration equal to or less than a Fiscal Year a Participant's base salary in effect on the date the Performance Goals are established or, for a Performance Period with a duration longer than a Fiscal Year, a Participant's annualized rate of base salary as of the first day of the Performance Period, each according to the books and records of the Company, excluding overtime, commissions, bonuses, disability pay, any Incentive Compensation paid to the Participant, or any other payment in the nature of a bonus or compensation paid under any other employee plan, contract, agreement, or program.

        "Board" means the Board of Directors of the Company.

        "Business Unit" means any segment or operating or administrative unit, including geographical unit, of the Company identified by the Committee as a separate business unit, or a Subsidiary identified by the Committee as a separate business unit.

        "Business Unit Performance Goals" means the Performance Goals established for each Business Unit in accordance with Sections 4.1 and 4.2 below for any Performance Period.

        "Change in Control" means a "change in control" as defined in the Cano Petroleum, Inc. 2005 Long Term Incentive Plan.

        "Chief Executive Officer" or "CEO" means the chief executive officer of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee of the Board, which shall consist of two or more "outside directors" within the meaning of Section 162(m) of the Code.

        "Company" means Cano Petroleum, Inc., a Delaware corporation.

        "Company Performance Goals" means the Performance Goals established for the Company in accordance with Sections 4.1 and 4.3 below for any Performance Period.

        "Covered Employee" shall have the same meaning as the term "covered employee" (or its counterpart, as such term may be changed from time to time) contained in the treasury regulations promulgated under Section 162(m) of the Code, or their respective successor provision or provisions, that being an employee for whom the limitation on deductibility for compensation pursuant to Section 162(m) of the Code is applicable.

        "Disability" means a Participant is qualified for long-term disability benefits under the Company's or Subsidiary's disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee. Notwithstanding the foregoing sentence, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of "Disability" for purposes of such Award shall be the definition of "disability" provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

        "Eligible Employee" shall mean any employee of the Company or any Subsidiary.

        "Fiscal Year" means the fiscal year of the Company, which is the twelve-month (12-month) period ending on June 30 of each calendar year.

        "Incentive Compensation" means the compensation approved by the Committee to be paid to a Participant for any Performance Period under the Plan.

        "Individual Performance Goals" means the Performance Goals established for an individual Participant in accordance with Section 4.6 below for any Performance Period.

        "Maximum Achievement" means, for a Participant for any Performance Period, the maximum level of achievement of a set of Performance Goals required for Incentive Compensation to be paid, which shall be established by the Committee in accordance with Section 4.1 below.

        "Participant" means an employee of the Company or a Subsidiary who satisfies the eligibility requirements of Article III of the Plan and who is selected by the Committee to participate in the Plan for any Performance Period.

        "Performance Goals" means the Individual Performance Goals, Business Unit Performance Goals, and Company Performance Goals established by the Committee for the Company and each Business Unit for any Performance Period, as provided in Sections 4.1, 4.2, 4.3 and 4.6 below.

        "Performance Period" means the period selected by the Committee for the payment of Incentive Compensation. Unless the Committee, in its discretion, specifies other Performance Periods for the payment of Incentive Compensation hereunder, the Performance Period shall be a Fiscal Year.

        "Plan" means the Cano Petroleum, Inc. 2008 Annual Incentive Plan, as it may be amended from time to time.

        "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and

(iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships, or limited liability company.

        "Target Achievement" means, for a Participant for any Performance Period, the level of achievement of a set of Performance Goals required for Incentive Compensation to be paid, which shall be established by the Committee in accordance with Section 4.1 below.

        "Threshold Achievement" means, for a Participant for any Performance Period, the minimum level of achievement of a set of Performance Goals required for any Incentive Compensation to be paid, which shall be established by the Committee in accordance with Section 4.1 below.

Article II
Administration

        2.1    Committee's Authority.    Subject to the terms of this Article II, the Plan shall be administered by the Committee. For each Performance Period, the Committee shall have full authority to (i) designate the Eligible Employees who shall participate in the Plan; (ii) establish the Performance Goals and achievement levels for each Participant pursuant to Article IV hereof; and (iii) establish and certify the achievement of the Performance Goals. Notwithstanding any provision of the Plan to the contrary, any decision concerning the awarding of Incentive Compensation hereunder (including, without limitation, establishment of Performance Goals, Threshold Achievement, Target Achievement, Maximum Achievement, and any other information necessary to calculate Incentive Compensation for a Covered Employee for such Performance Period) shall be made exclusively by the members of the Committee who are at that time "outside" directors, as that term is used in Section 162(m) of the Code and the treasury regulations promulgated thereunder.

        2.2    Committee Action.    A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

        2.3    Committee's Powers.    The Committee shall have the power, in its discretion, to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Committee shall have the discretionary power and authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

        In construing the Plan and in exercising its power under provisions requiring the Committee's approval, the Committee shall attempt to ascertain the purpose of the provisions in question, and when the purpose is known or reasonably ascertainable, the purpose shall be given effect to the extent feasible. Likewise, the Committee is authorized to determine all questions with respect to the individual rights of all Participants under this Plan, including, but not limited to, all issues with respect to eligibility. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan including, but not limited to, the power to:

          (a)   designate the Eligible Employees who shall participate in the Plan;

          (b)   maintain complete and accurate records of all plan transactions and other data in the manner necessary for proper administration of the Plan;

          (c)   adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules and regulations are not inconsistent with the terms of the Plan as set out herein. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances;

          (d)   enforce the terms of the Plan and the rules and regulations it adopts;

          (e)   review claims and render decisions on claims for benefits under the Plan;

          (f)    furnish the Company or the Participants, upon request, with information that the Company or the Participants may require for tax or other purposes;

          (g)   employ agents, attorneys, accountants or other persons (who also may be employed by or represent the Company) for such purposes as the Committee considers necessary or desirable in connection with its duties hereunder; and

          (h)   perform any and all other acts necessary or appropriate for the proper management and administration of the Plan.

Article III
Eligibility

        For each Performance Period, the Committee shall select the particular Eligible Employees to whom Incentive Compensation may be awarded for such Performance Period; with respect to Covered Employees, such determination shall be made within the first ninety (90) days of such Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date 25% of the Performance Period has elapsed). To the extent permitted by the Committee, employees who participate in the Plan may also participate in other incentive or benefit plans of the Company or any Subsidiary. Senior management of each Business Unit shall recommend to the Committee within not more than ninety (90) days after the beginning of a Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date 25% of the Performance Period has elapsed) those employees of such Business Unit to be eligible to participate in the Plan for such Performance Period; the Committee shall consider, but shall not be bound by, such recommendations. Notwithstanding any provision in this Plan to the contrary, the Committee may grant one or more Awards to an Eligible Employee at any time, and from time to time, and the Committee shall have the discretion to determine whether any such Award shall be a Short-Term Cash Bonus Award, an Annual Cash Bonus Award or a Long-Term Cash Bonus Award.

Article IV
Determination of Goals and Incentive Compensation

        4.1    Establishment of Business Unit and Company Performance Goals.    No later than the ninetieth (90th) day of the Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date 25% of the Performance Period has elapsed), the Committee shall approve and deliver to the Chief Executive Officer of the Company a written report setting forth: (i) the Business Unit Performance Goals for the Performance Period, (ii) the Company Performance Goals for the Performance Period, (iii) the Threshold, Target, and Maximum Achievement levels for the Business Unit Performance Goals and Company Performance Goals for the Performance Period, (iv) with respect to each Participant, Incentive Compensation for achievement of Threshold, Target, and Maximum Achievement levels and the relative weighting of each Performance Goal in determining the Participant's Incentive Compensation, and (v) a schedule setting forth the payout opportunity for Threshold, Target, and Maximum Achievement levels.

        4.2    Categories of Business Unit Performance Goals.    The Business Unit Performance Goals established by the Committee for any Performance Period may differ among Participants and Business Units. For each Business Unit, the Business Unit Performance Goals shall be based on the performance of the Business Unit.

        Performance criteria for a Business Unit shall be related to the achievement of financial and operating objectives of the Business Unit, including such factors as: (a) earnings (either in aggregate or on a per-share basis); (b) net income; (c) operating income; (d) operating profit; (e) cash flow; (f) stockholder returns/including return on assets, investment, invested capital, and equity, (including income applicable to common stockholders or other class of stockholders); (g) return measures (including return on assets, equity, or invested capital); (h) earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA); (i) gross revenues; (j) share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time; (k) reduction in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more Subsidiaries or Business Units thereof; (l) economic value; (m) market share; (n) annual net income to common stock; (o) earnings per share; (p) annual cash flow provided by operations; (q) changes in annual revenue; (r) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; (s) operational performance measures tied to refining including production volumes, refinery downtimes, environmental compliance, safety and accident rates, and refining margins; (t) operational measures tied to exploration and production including changes in proven reserves, finding and development costs, drilling costs, lifting costs, and exploration costs; (u) operational measures tied to marketing and retail operations including sales volume increases, sales volume increases per existing retail store, retail margins, special product volumes, and increases in specific product volumes; and (v) operating and maintenance cost management.

        4.3    Company Performance Goals.    The Company Performance Goals established by the Committee for any Performance Period shall relate to the achievement of predetermined financial and operating objectives for the Company and its Subsidiaries on a consolidated basis, including the factors listed in Section 4.2 above, as applied to the Company and its Subsidiaries on a consolidated basis. The Company Performance Goals may be established either on an absolute or on a per share basis reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including cash dividends. The Company Performance Goals may also be established on a relative basis as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies deemed by the Committee to be comparable to the Company.

        4.4    Certification.    Within ten (10) days after the receipt of the Independent Auditor's Report on the Company's financial statements for a Performance Period consisting of one or more Fiscal Years covered by the financial statements or other accounting finalizing the Company's financial results for any Performance Period, the senior management of the Company and each Business Unit shall report to the Committee the extent to which Business Unit and Company Performance Goals were achieved for the Performance Period. As soon as practicable following the finalization of the Company's financial statements or receipt of the Independent Auditor's Report and receipt of the report of the Company and Business Unit senior management, the Committee shall certify in writing and in compliance with the requirements of Treasury Regulation 1.162-27 (and successor regulations thereto) in the case of any Award intended to qualify under Section 162(m) of the Code: (i) the extent to which each Business Unit achieved its Business Unit Performance Goals for the Performance Period, (ii) the extent to which the Company achieved its Company Performance Goals for the Performance Period, (iii) the calculation of the Participants' Incentive Compensation, and (iv) the determination by the Committee of the amount of Incentive Compensation, if any, to be paid to each Participant for the Performance Period. In determining whether Performance Goals have been achieved and Incentive Compensation is payable for a given Performance Period, generally accepted accounting principles to the extent applicable to the Performance Goal shall be applied on a basis consistent with prior periods, and such determinations shall be based on the calculations made by the Company and binding on each Participant.

        4.5    Earned Award Based on Level of Achievement.    If Threshold Achievement is attained with respect to a Performance Goal, then the Incentive Compensation that may be paid to such Participant with respect to such Performance Goal shall be based on the Committee's predetermined schedule (which may allow for interpolation between achievement levels) setting forth the earned award.

        4.6    Discretion to Reduce Incentive Compensation.    After the certification described in Section 4.4 the Committee may, in its sole and absolute discretion, decrease the Incentive Compensation to be paid to one or more Participants for such Performance Period. The Committee may consider subjective factors, including factors communicated to the Participant at the beginning of the Performance Period or other factors the Committee considers appropriate, and including any Individual Performance Goals set for the Participant for the given Performance Period, in determining whether to reduce the Incentive Compensation to be paid to a Participant. Individual Performance Goals need not have been established during the specific time periods set forth in Section 4.1 above for the establishment of Company Performance Goals and Business Unit Performance Goals.

        4.7    Limitation on Total Incentive Compensation.    Notwithstanding any provision to the contrary contained herein, the maximum Incentive Compensation payable to any Participant with respect to any single Award shall not exceed $2,500,000.

Article V
Payment of Incentive Compensation

        5.1    Form and Time of Payment.    Subject to the provisions of Sections 5.2 and 5.3 below and except as otherwise provided herein, a Participant's Incentive Compensation for each Performance Period shall be paid as soon as practicable after the results for such Performance Period have been finalized, but in no event later than March 15th of the first calendar year immediately following the close of such Performance Period. The payment shall be in the form directed by the Committee and may either be paid in a cash lump sum payment or in installments.

        5.2    Forfeiture Upon Termination Prior to Date of Payment.    If a Participant's employment with the Company and all of its Subsidiaries is terminated voluntarily by the Participant for any reason, or is terminated by his or her employer for any reason other than the death or Disability of the Participant, during a Performance Period or after a Performance Period but prior to the date of actual payment in accordance with Section 5.1 above, then such Participant will immediately forfeit any right to receive any Incentive Compensation hereunder for such Performance Period. However, under such circumstances where the termination of employment occurs after the Performance Period has ended but prior to the date of actual payment, the Committee may pay the Participant an amount not to exceed the amount earned according to the terms of the Award.

        5.3    Pro Rata Payment for Death or Disability; New Hires.

          (a)   Death or Disability.    If during a Performance Period, a Participant's employment is terminated by reason of the Participant's death or Disability, then such Participant shall, if the Committee so determines, be eligible to receive pro rata portion of the Incentive Compensation that would have been payable to such Participant, if he or she had remained employed, based on the number of days worked during the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 5.1 hereof.

          (b)   New Hires; Promotions.    Any individual who is newly-hired or becomes an Eligible Employee during a Performance Period and who is selected by the Committee to participate in the Plan shall be eligible to receive a pro rata portion of the Incentive Compensation to which he or she could have been entitled if he or she had been employed for the full Performance Period, based on the number of days during the Performance Period during which he or she is a Participant in the Plan and calculated on the basis of his or her Base Pay received for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 5.1 hereof.

        5.4    Change in Control.    In the event of a Change in Control during a Performance Period, the Committee may, in its sole discretion, take such action with respect to the Plan and any Incentive Compensation payable during such Performance Period as is consistent with and otherwise not contrary to the provisions of Section 162(m) of the Code and the treasury regulations promulgated thereunder, as the Committee determines is in the best interest of the Company.

Article VI
Miscellaneous Provisions

        6.1    Non-Assignability.    A Participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded hereunder prior to the actual receipt thereof; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits shall be null and void.

        6.2    No Right To Continue In Employment.    Nothing in the Plan confers upon any employee the right to continue in the employ of the Company or any Subsidiary, or interferes with or restricts in any way the right of the Company and its Subsidiaries to discharge any employee at any time (subject to any contract rights of such employee).

        6.3    Indemnification Of Committee.    No member of the Committee nor any officer or employee of the Company acting with or on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee, and each officer or employee of the Company acting with it or on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

        6.4    No Plan Funding.    The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts hereunder. No Participant, beneficiary, or other person shall have any interest in any particular assets of the Company by reason of the right to receive Incentive Compensation under the Plan. Participants and beneficiaries shall have only the rights of a general unsecured creditor of the Company.

        6.5    Governing Law.    This Plan shall be construed in accordance with the laws of the State of Texas and the rights and obligations created hereby shall be governed by the laws of the State of Texas.

        6.6    Binding Effect.    This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, assigns, and personal representatives.

        6.7    Construction of Plan.    The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

        6.8    Integrated Plan.    This Plan constitutes the final and complete expression of agreement with respect to the subject matter hereof.

        6.9    Tax Requirements.    The Company (and, where applicable, its Subsidiaries) shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable taxes required by law to be withheld with respect to any payment of any Incentive Compensation to a Participant.

        6.10    Adjustments.    In the event of (a) any merger, reorganization, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights, offering, extraordinary dividend (including a spin-off), or other similar change affecting the Company's shares; (b) any purchase, acquisition, sale, or disposition of a significant amount of assets other than in the ordinary course of business, or of a significant business; (c) any change resulting from the accounting effects of discontinued operations, extraordinary income or loss, changes in accounting as determined under generally accepted accounting principles, or restatement of earnings; or (d) any charge or credit resulting from an item which is classified as "non-recurring," "restructuring," or similar unusual item on the Company's audited annual Statement of Income which, in the case of (a)-(d), results in a change in the components of the calculations of any of the criteria upon which the Performance Goals are based, as established by the Committee, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Performance Goal included in an Award, the Committee shall, without the consent of any affected Participant, amend or modify the terms of any outstanding Award that includes any Performance Goal based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event or events, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goal) will be substantially the same (as determined by the Committee or the committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the Committee shall not take any action pursuant to this Section which would constitute an impermissible exercise of discretion pursuant to Section 162(m) of the Code.

Article VII
Amendment or Discontinuance

        Except as provided in Section 6.10, the Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that any amendment that modifies any preestablished Performance Goal for a Participant who is a Covered Employee (or his successor(s), as may be applicable) under this Plan with respect to any particular Performance Period may only be effected on or prior to that date which is ninety (90) days following the commencement of such Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date 25% of the Performance Period has elapsed). In addition, the Board shall have the power to discontinue the Plan in whole or in part and amend the Plan in any manner advisable in order for Incentive Compensation granted under the Plan to qualify as "performance-based" compensation under Section 162(m) of the Code (including amendments as a result of changes to Section 162(m) or the regulations thereunder to permit greater flexibility with respect to Incentive Compensation granted under the Plan).

Article VIII
Effect of the Plan

        Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted Incentive Compensation or any other rights. In addition, nothing contained in this Plan and no action taken pursuant to its provisions shall be construed to (a) give any Participant any right to any compensation, except as expressly provided herein; (b) be evidence of any agreement, contract or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position; (c) give any Participant any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder; or (d) create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.

Article IX
Term

        The effective date of this Plan shall be as of February 15, 2008, subject to stockholder approval. The material terms of this Plan shall be disclosed to the stockholders of the Company for approval in accordance with Section 162(m) of the Code. This Plan and any benefits granted hereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders of the Company, and no award or payment of Incentive Compensation under this Plan to any Covered Employee shall be made unless such stockholder approval is obtained. This Plan shall remain in effect until it is terminated by the Committee or the Board.

*******************************

        IN WITNESS WHEREOF, this Plan has been adopted this 15th day of February, 2008.

CANO PETROLEUM, INC.
By:	/s/ S. JEFFREY JOHNSON
Name:	S. Jeffrey Johnson
Title:	Chairman of the Board and Chief Executive Officer

 FIRST AMENDMENT TO THE
CANO PETROLEUM, INC.
2008 ANNUAL INCENTIVE PLAN

        This FIRST AMENDMENT (the "Amendment") to the 2008 Annual Incentive Plan (the "Agreement") dated February 15, 2008, is hereby made and entered as of the 20th day of October, 2008 by Cano Petroleum, Inc., a Delaware corporation (the "Company"). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

        WHEREAS, Article VII of the Agreement provides that the Committee may change or modify the Agreement in a writing; and

        WHEREAS, the Committee desires to amend the definition of the term "Committee" under the Agreement and to change the date in Section 5.1 of the Agreement.

        NOW THEREFORE, pursuant to Section Article VII of the Agreement, the Agreement is amended as follows:

  1.
  Article I, the definition of Committee shall be amended in its entirety to read as follows:

      "Committee" means all members of the Board that are "non-employee directors," as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and "outside directors," as such term is defined in Section 162(m) of the Code, with the minimum number of members of the Committee being two members.

  2.
  Section 5.1 shall be amended in its entirety to read as follows:

    Form and Time of Payment.    Subject to the provisions of Sections 5.2 and 5.3 below and except as otherwise provided herein, a Participant's Incentive Compensation for each Performance Period shall be paid as soon as practicable after the results for such Performance Period have been finalized, but in no event later than [November 1] of the first fiscal year immediately following the close of such Performance Period which is within the short-term deferral period set forth in Section 409A of the Code. The payment shall be in the form directed by the Committee and may either be paid in a cash lump sum payment or in installments.

*************

        IN WITNESS WHEREOF, the Committee has authorized the Company to execute this Amendment the day and year first above written.

CANO PETROLEUM, INC.
By:	/s/ S. JEFFREY JOHNSON
Name:	S. Jeffrey Johnson
Title:	Chairman of the Board and Chief Executive Officer

Cano Petroleum, Inc.
Burnett Plaza
801 Cherry Street, Suite 3200
Fort Worth, Texas 76102

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CANO PETROLEUM, INC. FOR THE ANNUAL MEETING ON JANUARY 9, 2009

The undersigned hereby constitutes and appoints S. Jeffrey Johnson and Benjamin Daitch his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on this proxy card, all of the shares of common stock of Cano Petroleum, Inc. and all of the shares of Series D Convertible Preferred Stock, voting on an "as converted" basis with the shares of common stock, held of record by the undersigned on November 26, 2008 at the Annual Meeting of Stockholders to be held at 10:00 a.m. CST at the Forth Worth Club, 306 West 7th Street, Fort Worth, Texas 76102, on Friday, January 9, 2009 and at any adjournments or postponements thereof, on all matters coming before said meeting, and especially to vote on the items of business specified on the reverse side, as more fully described in the notice of the meeting dated December 3, 2008 and the proxy statement accompanying such notice.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (i) FOR ALL THE NOMINEES FOR DIRECTOR, (ii) FOR THE APPROVAL OF THE CANO PETROLEUM, INC. 2008 ANNUAL INCENTIVE PLAN, (iii) FOR THE RATIFICATION OF HEIN & ASSOCIATES LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JUNE 30, 2009, AND (iv) IN THE DISCRETION OF THE PROXY OR PROXIES, ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRCTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(Continued, and to be marked, dated and signed, on the other side)

[CANO PETROLEUM, INC. LOGO] INTERWEST RE: CANO PETROLEUM 1981 EAST MURRAY HOLLADAY ROAD SUITE 100 SALT LAKE CITY, UT 84117	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTES BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CANPE1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CANO PETROLEUM, INC.

The Board of Directors recommends a vote FOR the Directors and proposals 2 and 3.

Vote on Directors
Proposal 1—Election of Directors:	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below:
Nominees:
01) S. Jeffrey Johnson	05) William O. Powell, III
02) Randall Boyd	06) David W. Wehlmann
03) Donald W. Niemiec	07) Garrett Smith
04) Robert L. Gaudin
Vote on Proposals
	For	Against	Abstain
Proposal 2—Approval of the Cano Petroleum, Inc. 2008 Annual Incentive Plan.	☐	☐	☐
Proposal 3—Ratification of Hein & Associates LLP as the Company's independent registered public accounting firm for the year ending June 30, 2009.	☐	☐	☐

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QuickLinks

PROXY STATEMENT
FREQUENTLY ASKED QUESTIONS AND ANSWERS
BUSINESS OF THE MEETING
Proposal 1: ELECTION OF DIRECTORS
INFORMATION WITH RESPECT TO NOMINEES
Proposal 2: APPROVAL OF THE CANO PETROLEUM, INC. 2008 ANNUAL INCENTIVE PLAN
Proposal 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS
BENEFICIAL OWNERSHIP OF VOTING SECURITIES
COMPENSATION OF NAMED EXECUTIVE OFFICERS
  ADDITIONAL INFORMATION
STOCKHOLDER PROPOSALS
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM
APPENDIX A
FIRST AMENDMENT TO THE CANO PETROLEUM, INC. 2008 ANNUAL INCENTIVE PLAN
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANO PETROLEUM, INC. FOR THE ANNUAL MEETING ON JANUARY 9, 2009